As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commonwealth Annuity and Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	6311	04-6145677
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

20 Guest Street

Brighton, MA 02135

(508) 460-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sarah M. Patterson Senior Vice President, Associate General Counsel, and Assistant Secretary Commonwealth Annuity and Life Insurance Company 20 Guest Street Brighton, MA 02135 (860) 325-1538	Copy to: Stephen E. Roth, Esq. Dodie C. Kent, Esq. Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.            ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Individual Contingent Deferred Annuity Contracts	$500,000,000	N/A	$500,000,000	(1)	$62,250	(2)

(1)   The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

(2)   Paid concurrently herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[PRODUCT NAME]

An Individual Contingent Deferred Annuity Contract

Issued by

Commonwealth Annuity and Life Insurance Company

Rate Sheet Prospectus Supplement dated [      ], 2018

to the Prospectus dated [      ], 2018

This rate sheet prospectus supplement (this “Supplement”) should be read and retained with the current prospectus (the “Prospectus”) for the [PRODUCT NAME] (the “Contract”). This Supplement will be mailed to existing Contract Owners. Potential purchasers of the Contract will receive this Supplement with the Prospectus. This Supplement has also been filed with the Securities and Exchange Commission and can be viewed at www.sec.gov.

This Supplement replaces and supersedes any inconsistent information in the Prospectus or any previously-issued supplement thereto. This Supplement must be used in conjunction with the Prospectus. If you would like another copy of the Prospectus or any previously-issued supplement thereto, please call us at [phone number] or visit our website at [website link].

This Supplement includes:

•                  Available Covered Models;

•                  The Fee Category to which each Covered Model belongs for all Contracts;

•                  The Current Fee Percentage for all Contracts; and

•                  The Current Coverage Percentage for Contracts issued on or after [    ], 20[  ].

Some of this information may reflect a change from a previously-issued supplement.  No action is required on your part in order for any changes described below to take effect. However, you should understand how this information and these changes affect your Contract, if at all.

Covered Models

The following is a list of available Covered Models:

[Covered Model A]

[Covered Model B]

[Covered Model C]

[Covered Model D]

[Covered Model E]

Fee Category for each Covered Model

[Effective [     ], 201[   ], for all Contracts,]The Fee Category to which each Covered Model belongs is as set forth in the following table:

Covered Model	[Old] Fee Category	[New Fee Category]
[ ]	[ ]	[ ]

Current Fee Percentage

[Effective [      ], 20[  ], for all Contracts,] The Current Fee Percentage for each Fee Category is as set forth in the following table:

Fee Category	A		B		C		D		E

[Old] Fee Percentage	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Current Fee Percentage	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

If you are an in force Contract owner and you are currently invested in a Covered Model for which we are making a Fee Category change and/or a Fee Percentage change, your Contract Fees will change as of the effective date based on the Current Fee Percentage applicable to the new Fee Category and/or the new Fee Percentage. If the new Fee Category has a higher Current Fee Percentage than the old Fee Category and/or the current Fee Percentage is higher than old one, your Contract Fees will increase

Coverage Percentage

[Effective for Contracts issued on or after [       ], 20[  ],] The applicable Attained Age and the associated Coverage Percentage is set forth in the following table:

Attained Age	Single-Life Coverage (One Covered Life)	Joint-Life Coverage (Two Covered Lives)
40	[]	[]
41
42
43
44
45
46
47
48

Attained Age	Single-Life Coverage (One Covered Life)	Joint-Life Coverage (Two Covered Lives)
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75+

The Coverage Percentage listed above will apply upon your Income Activation Date even if the Coverage Percentage then in effect for new Contract purchasers is higher or lower.

In order to obtain the Coverage Percentage disclosed in a particular Rate Sheet Prospectus Supplement: (1) your application must be signed and received within the stated time period set forth in the applicable Rate Sheet Prospectus Supplement and (2) your application must be received and your policy must be funded within the stated time periods set forth in the applicable Rate Sheet Prospectus Supplement.

Please keep this Supplement for future reference

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated [        ], 2018

[             ]®

Individual Contingent Deferred Annuity Contract

Issued by

Commonwealth Annuity and Life Insurance Company

_____________, 2018

Home Office	Service Center
20 Guest Street	[ ]
Brighton, MA 02135	[ ]
(860) 325-1538	[ ]

This prospectus describes [             ]® (the “Contract”), an individual contingent deferred annuity contract issued by Commonwealth Annuity and Life Insurance Company. Currently, the Contract is offered to investors who have accounts (“Accounts”) with approved custodians and who have engaged broker-dealers or registered investment advisors (“Financial Intermediaries”) that utilize approved asset allocation model providers. Contracts may be sold to individuals and eligible trusts, and may be related to “Qualified” and “Non-Qualified” Accounts. An investor who purchases the Contract is referred to herein as a “Contract Owner.”

In order for the Contract to remain in effect, the Contract Owner’s Account must adhere to investment restrictions (the “Investment Restrictions”). Under the Investment Restrictions, the Account to which the Contract relates must be invested exclusively in shares of mutual funds or exchange traded funds in accordance with an eligible weighted asset allocation model. The Contract permits a certain level of model customization. Eligible asset allocation models are referred to herein as “Covered Models.” While the Contract remains in effect, the assets in the Contract Owner’s Account are deemed to be “Covered Assets.”

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. Contract Owners should visit www.retireone.com or contact their Financial Intermediaries for the current list of Covered Models, as well as other information about the Investment Restrictions.

In exchange for fees under the Contract that are accrued on each “Calendar Day” and due quarterly, the Contract provides for guaranteed income for the life of a designated person (a “Covered Life”) if the conditions specified in the Contract are met, regardless of how long the Covered Life lives or the actual performance or value of the Covered Assets. Certain Contract Owners may elect to have the Contract cover two Covered Lives. The Contract also has an “Annuitization Option” that, if exercised by the Contract Owner, begins an annuitized payout stream in the form of a single premium immediate annuity for the lifetime of an annuitant or joint annuitants.

The Contract has no cash value, surrender value, or death benefit. Interests in the Contract may not be transferred, sold, assigned, pledged, charged, securitized, encumbered, or alienated in any way.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Global Atlantic Distributors LLC (“GAD”), the principal underwriter for the Contracts. GAD may sell the Contracts through affiliated and unaffiliated broker-dealers. GAD will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

This prospectus provides important information that a prospective purchaser of the Contract should know before investing. Please retain this prospectus and all future supplements hereto for future reference.

Contract Owners are subject to certain risks. See “Risk Factors” beginning on page [ ]. The Contract is novel and innovative. While the Internal Revenue Service (“IRS”) may be considering tax issues associated with products similar to the Contract, the tax consequences of the Contract have not been addressed in published legal authorities to date. You should therefore consult a tax advisor before purchasing the Contract.

The Contract is:	NOT a bank deposit
NOT FDIC insured
NOT insured or endorsed by a bank of any government agency
NOT available in every state

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

This section provides a basic overview of the Contract. You should fully read and understand the entire prospectus, including the section “Risk Factors,” as well as the Contract itself, before deciding to purchase the Contract or to retain the Contract beyond the “Free Look Period” described below.

Preliminary Note Regarding Terms Used in this Prospectus

Specialized terms used in this prospectus have specific and important meanings. Often, the meanings of specialized terms are explained the first time that they are used herein. You may also find the definitions for all specialized terms in the section titled “Definitions.”

As you read this prospectus, please be aware:

•                 “We,” “us,” “our,” “Commonwealth Annuity,” and the “Company” all refer to Commonwealth Annuity and Life Insurance Company.

•                 The “Contract” is the [             ]®, an individual contingent deferred annuity contract issued by Commonwealth Annuity and described in this prospectus.

•                 “Contract Owner” refers to the owner of the Contract.

•                 “You” and “your” refer to the Contract Owner or a potential purchaser of the Contract, as the context requires.

Who may become a Contract Owner?

You may apply for a Contract if you have an Account with an approved custodian and have engaged a Financial Intermediary that utilizes an approved asset allocation model provider (a “Model Provider”) to manage your Account. You will not be able to purchase the Contract unless you authorize your Account to be automatically rebalanced and realigned from time to time as described herein by your Financial Intermediary or the Model Provider. If a Model Provider provides such services, we will require that the Model Provider be authorized to perform those transactions on behalf of your Account.

For a current list of approved custodians and approved Model Providers, please visit www.retireone.com or contact your Financial Intermediary. We may remove a custodian from our list of approved custodians or a Model Provider from our list of approved Model Providers as described herein. If we exercise these rights, an existing Contract Owner may be required to take affirmative action in order for his or her Contract to remain in effect. See “Approved Custodians” and “Approved Model Providers” under “Contract Eligibility and Ownership” for additional information.

In addition, to purchase a Contract, the following eligibility requirements must be satisfied:

•                 The Contract Owner must be an individual or an eligible trust.

•                 The Account related to the Contract must be a Qualified or Non-Qualified Account.

•                 At the time of purchase, the Covered Life must be at least 50 and no older than 85 years of age.

•                 The Contract Owner must have at least $25,000 in the Account at the time of purchase, but no more than $1,000,000 without our prior approval.

A Contract may be issued only in connection with a single Account. A person with multiple Accounts may purchase multiple Contracts. However, if you purchase multiple Contracts, certain limitations will apply in the aggregate across all of your Contracts as described herein.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD, the principal underwriter for the Contracts.

For additional information about who may become a Contract Owner, see “Purchasing the Contract” and “Contract Eligibility and Ownership.” We reserve the right to change the persons to whom the Contract is offered in the future.

How may the Contract be owned?

The Contract may be owned in the following ways:

(1)         By an individual, who must also be the Covered Life under the Contract as of the “Income Activation Date” (i.e., the date the Contract is issued);

(2)         By an individual and his or her Spouse, the older of the two being one of whom is the Covered Life under the Contract as of the Income Activation Date;

(3)         By an eligible trust, which must designate an eligible individual as the Covered Life under the Contract as of the Income Activation Date; or

(4)   By a Qualified Account holding assets on behalf of a Covered Life.

Note related to the Annuitization Option. On the Contract Date, the “Annuitant” for purposes of the Annuitization Option will be named. The Annuitant is the person on whose life annuity payments under the single premium immediate annuity that is issued if the Contract Owner elects to exercise the Annuitization Option will be based.

•                 For (1) above, the Annuitant will be the Contract Owner.

•                 For (2) above, the Annuitant will be the primary Contract Owner (as indicated on the application for the Contract).

•                 For (3) and (4) above, the Annuitant will be the Covered Life.

The Annuitant cannot be changed. However, under certain circumstances the Annuitant’s Spouse may or will be added as a “Joint Annuitant” when (and if) the Annuitization Option is exercised. See “What is the Annuitization Option?” below or “The Annuitization Option” later in this prospectus.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. On the “Income Activation Date,” a Contract Owner may elect “joint-life” coverage for the Covered Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives. The Covered Life (or Covered Lives after the Income Activation Date) generally cannot be changed.

For ease of reference, portions of this prospectus assume that you are an individual, you do not own the Contract with your Spouse, and you do not elect joint-life coverage on the Income Activation Date. However, other portions of this prospectus specifically address features of the Contract that differ under other circumstances.

See “Contract Eligibility and Ownership” for additional information.

What protections does the Contract provide?

The Contract is designed to provide three basic protections to Contract Owners. Provided that certain conditions are met, the Contract will provide protection from:

•                 Longevity risk, which is the risk that you will outlive the assets in your Account;

•                 Income volatility risk, which is the risk of downward fluctuations in your retirement income due to sub-par or poor market performance; and

•                 Point-in-time risk, which is the risk of retiring shortly before a downturn in the market. When that occurs, it has the effect of magnifying longevity risk and income volatility risk.

The Contract does not guarantee that the assets in your Account will grow or not decline in value. Instead, the Contract guarantees that you will receive a guaranteed level of annual income for life regardless of how long you live or the performance of the assets in your Account, provided that certain conditions under the Contract are met. It is important for you to understand that while the preservation of capital may be one of your financial goals, the achievement of that goal is not guaranteed by the Contract.

See “The Contract” for additional information.

What is the Contract’s guarantee?

Provided that certain conditions are met, if and when the “Insured Event” occurs, you will be entitled to payments from us for the rest your life (assuming that you are the Covered Life). These payments are referred to as “Guaranteed Benefit Payments.” Guaranteed Benefit Payments are paid from our general account, not your Account. The Insured Event occurs when your Covered Asset Value (i.e., the aggregate dollar value of your Covered Assets on the Contract Date or at the end of any Valuation Date) is reduced below $2,500 during your lifetime for a reason other than an “Excess Withdrawal” and several other requirements under the Contract are met.

Once the Insured Event occurs, if ever, the amount of the Guaranteed Benefit Payments that you receive will not increase or decrease. Prior to the Insured Event, the amount of your potential future Guaranteed Benefit Payments may increase or decrease under particular circumstances. Excess Withdrawals, which are discussed below, will reduce (perhaps significantly) your future Guaranteed Benefit Payments and may cause your Contract to be terminated entirely.

See “The Benefit Phase” for additional information.

How does the Contract work?

The Contract has three phases: (1) the “Accumulation Phase,” (2) the “Income Phase,” and (3) the “Benefit Phase.” Each phase has distinct characteristics. Guaranteed Benefit Payments are paid, if at all, during the Benefit Phase.

Accumulation Phase –

•                 The Accumulation Phase is the Contract phase during which you may increase the potential future benefits of your Contract through both “Subsequent Contributions” and “Automatic Resets.” Your potential future benefits increase when you increase your “Coverage Base.”

Relationship between the Coverage Base and your Contract benefits. Your Coverage Base is one component of how we calculate your “Coverage Amount” – the annual dollar value of your potential future Guaranteed Benefit Payments (as well as the annual amount of “Covered Amount Withdrawals” that you may take during the Income Phase). We begin calculating your Coverage Amount on the Income Activation Date.

•                 The Accumulation Phase begins on the Contract Date (i.e., the date you purchase your Contract).

•                 On the Contract Date, your Coverage Base will equal your Covered Asset Value.

•                 You may make Subsequent Contributions (i.e., additional deposits into your Account) during the Accumulation Phase (as well as the Income Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account, your Coverage Base is immediately increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the “Coverage Base Cap.”

Reserved rights related to Subsequent Contributions. We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your “Initial Contribution.” Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000.

•                 On each “Contract Anniversary” during the Accumulation Phase until (but not including) your twenty-first (21st) Contract Anniversary, your Coverage Base may increase as a result of an Automatic Reset. If your Covered Asset Value exceeds your Coverage Base on that date, we will increase your Coverage Base so that it equals your Covered Asset Value, subject to the Coverage Base Cap. If your Covered Asset Value does not exceed your Coverage Base, your Coverage Base will not change.

•                 In general, any withdrawal during the Accumulation Phase is an Excess Withdrawal. Excess Withdrawals proportionally reduce your Coverage Base immediately and have the effect of reducing your future Coverage Amount (perhaps significantly). These reductions may be substantially more than the actual dollar amount of the Excess Withdrawal. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated without value.

•                 The Accumulation Phase ends on the Income Activation Date.

See “The Accumulation Phase” for additional information.

Income Phase –

•                 The Income Phase is the Contract phase during which you may begin taking Covered Amount Withdrawals from your Covered Assets. Each Contract Year, you may take Covered Amount Withdrawals up to your Coverage Amount. Covered Amount Withdrawals do not reduce the potential future benefits of your Contract.

•                 The Income Phase begins on the Income Activation Date. You may select the Income Activation Date at any time during the Accumulation Phase, except that it may not occur until the Covered Life (or the youngest of the Covered Lives, if you will elect joint-life coverage) attains the age of 60 (or such other age that we designate for newly-issued Contracts).

•                 On the Income Activation Date, we will calculate your Coverage Amount for the first time. Your Coverage Amount will equal your Coverage Base multiplied by the applicable “Coverage Percentage.”

•                 Your Coverage Percentage depends on the age of the Covered Life (or the youngest of the Covered Lives, if you elect joint-life coverage) on the Income Activation Date. Once you begin the Income Phase, your Coverage Percentage will not change under any circumstances except as described under “Contract Eligibility and Ownership – Divorce.” We reserve the right to change the potential Coverage Percentages under the Contract for newly-issued Contracts.

•                 You may make Subsequent Contributions during the Income Phase (as well as the Accumulation Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account during the Income Phase, your Coverage Amount is immediately recalculated. Subsequent Contributions increase your Coverage Amount because, like during the Accumulation Phase, your Coverage Base is increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the Coverage Base Cap.

Reserved rights related to Subsequent Contributions. We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000.

•                 In general, any portion of a withdrawal that is in excess of your Coverage Amount is an Excess Withdrawal. Your Coverage Amount will be immediately recalculated when you take an Excess Withdrawal. Excess Withdrawals proportionally reduce your Coverage Base and, in turn, reduce your Coverage Amount (perhaps significantly). These reductions may be substantially more than the actual dollar amount of the Excess Withdrawal. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated without value.

See “The Income Phase” for additional information.

Benefit Phase –

•                 The Benefit Phase begins when the Insured Event occurs, if ever. The Benefit Phase must begin before the Covered Life’s (or the youngest Covered Life’s, if you elected joint-life Coverage) 95th birthday or the Contract will be terminated without value.

See “Annuitization Option” and “Contract Termination – Termination of the Contract” for additional information about the Contract when the Benefit Phase does not begin by the applicable Covered Life’s 95th birthday.

•                 During the Benefit Phase, the Covered Life will be entitled to receive payments from us in the form of Guaranteed Benefit Payments for the rest of his or her life.

•                 If you elected joint-life coverage on the Income Activation Date, when the Insured Event occurs, you and your Spouse will receive the Guaranteed Benefit Payments from us until both you and your Spouse have died.

•                 The annual amount of Guaranteed Benefit Payments that we will pay will equal your Coverage Amount on the date of the Insured Event. This annual amount will not increase or decrease during the Benefit Phase under any circumstances.

See “The Benefit Phase” for additional information.

What are Excess Withdrawals?

Because you own and control your Account, you may take withdrawals from your Account at any time and in any amount that you wish. A “withdrawal” includes any withdrawal or transfer of Covered Assets from the Account.

However, withdrawals that are treated as Excess Withdrawals under the Contract reduce the potential future Guaranteed Benefit Payments that we will make to you during the Benefit Phase, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawals. The entire amount or only portion of a withdrawal may be treated as an Excess Withdrawal under the Contract.

In addition, Excess Withdrawals may cause your Contract to be terminated. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated, regardless of whether the entire withdrawal or a portion of the withdrawal was an Excess Withdrawal.

We will not warn you if you attempt to take, are taking, or have taken an Excess Withdrawal.

Excess Withdrawals During the Accumulation Phase –

•                 All withdrawals are Excess Withdrawals, except “Contract Fee Withdrawals.”

•                 A Contract Fee Withdrawal is a one-time withdrawal that may be taken each Calendar Quarter. To qualify as a Contract Fee Withdrawal, the withdrawal must (i) be taken within 60 Calendar Days beginning on the date your Contract Fees for the preceding Calendar Quarter are due end (ii) be equal to or less than your Contract Fees for that Calendar Quarter. Unused Contract Fee Withdrawals do not carry over into future Calendar Quarters.

•                 For Qualified Accounts, withdrawals that you are required to take to meet Required Minimum Distribution requirements under the Code (“RMD Withdrawals”), if any, will be treated as Excess Withdrawals during the Accumulation Phase.

See “The Accumulation Phase – Coverage Base Decreases During the Accumulation Phase” for additional information.

Excess Withdrawals During the Income Phase –

•                 During the Income Phase, you may take withdrawals during each Contract Year in the aggregate up to your Coverage Amount. Amounts withdrawn in excess of the Coverage Amount in a Contract Year will be treated as Excess Withdrawals.

•                 Contract Fee Withdrawals, as described above, may be taken during the Income Phase and do not count as withdrawals against your Coverage Amount.

•                 For Qualified Accounts, if you are required to take RMD Withdrawals during the Income Phase, your RMD Withdrawals will count as withdrawals against your Coverage Amount; however, an “Additional Coverage Amount” may be added to your Coverage Amount so that you are not forced to take Excess Withdrawals.

See “The Income Phase – Calculation of the Coverage Amount After the Income Activation Date” for additional information.

Excess Withdrawals During the Benefit Phase –

•                 After the Insured Event occurs, if ever, the Contract’s provisions do not apply to the operation of your Account. As such, you may deposit money into and withdraw money from your Account without affecting the stream of Guaranteed Benefit Payments under your Contract.

What are the Investment Restrictions?

Your Account and the assets in your Account belong to you. We do not control how the assets in your Account are deposited, withdrawn, or otherwise managed. However, in order to maintain your Contract, your Account must adhere to the Investment Restrictions. In addition, you must provide or give us access to the information or data necessary to monitor the composition and activity of your Account at all times.

The Investment Restrictions –

Under the Investment Restrictions, your Account must be invested exclusively in shares of mutual funds or ETFs (“Covered Model Funds”) in accordance with the Covered Model that you select for investment. In general, your target weightings for the Covered Model Funds in which you invest must conform to the weightings in your Covered Model. Under our “Model Customization Tolerance,” we permit a certain amount of customization to your target weightings and the funds in which you invest. Your Account may also hold cash.

Only one Covered Model may be selected at a given time, although you may change the Covered Model that you select for investment at any time. We must be notified when you change the Covered Model that you select for investment.

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. Contract Owners should visit www.retireone.com or contact their Financial Intermediaries for the current list of Covered Models, as well as other information about the Investment Restrictions.

We reserve the right to add and remove Covered Models at any time. We also reserve the right to designate only a single Covered Model as being eligible for investment under the Investment Restrictions. The Covered Models that are available for investment may vary between Model Providers.

If we change the list of Covered Models that are eligible for investment under the Investment Restrictions, you will be notified at least thirty (30) business days in advance. At any time during this period of advance notice, you may realign the assets in your Account based on the updated Investment Restrictions.

Before you purchase the Contract, you should consult with your Financial Intermediary and tax advisor to assist you in determining whether the Investment Restrictions are suited for your financial needs and risk tolerances. Information about the Covered Model Funds (and any other mutual fund or ETF in which you invest, if you elect to customize the Covered Model that you select for investment), including their investment objectives, expenses, strategies, and risks, can be found in their respective prospectuses. You should read those separate prospectuses carefully before investing.

Non-Compliance with the Investment Restrictions –

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of a written notice of non-compliance, you will have five (5) business days to comply with the Investment Restrictions. If you fail to do so, your Contract will be terminated without value. You will have an opportunity to reinstate your Contract if it is terminated due to non-compliance with the Investment Restrictions.

Compliance with the Investment Restrictions is assessed on each Valuation Date. If you make a Subsequent Contribution or a withdrawal, you may need to rebalance or realign your Account in accordance with the Investment Restrictions.

If your target weightings for your Covered Assets comply with the Investment Restrictions and your asset allocation deviates from those target weightings over time solely due to market performance, you will still be in compliance with the Investment Restrictions (assuming that your Covered Model is still an eligible investment option under the Contract). However, if you make a Subsequent Contribution or withdrawal during any such time, your Account will need to be rebalanced to your target weightings in order to comply with the Investment Restrictions.

In addition, your Covered Assets will be automatically rebalanced to your target weightings by either your Financial Intermediary or the Model Provider periodically at the frequency determined by the Model Provider (e.g., weekly, monthly, and quarterly). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to rebalance your Covered Assets at those times, you will be deemed to be out of compliance with the Investment Restrictions. You retain the ability to rebalance your Covered Assets at any time.

The Covered Models may be reconstructed from time to time. If the Covered Model that you selected for investment is reconstructed, your Financial Intermediary or the Model Provider will automatically realign the assets in your Account and your target weightings to conform to the Covered Model (with no customization, unless you provide alternative instructions to your Financial Intermediary). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to realign the assets in your Account or your target weightings at those times, you will be deemed to be out of compliance with the Investment Restrictions. You retain the ability to realign the assets in your Account and your target weightings at any time.

If we remove the Covered Model that you selected for investment from our list of Covered Models, you will need to select a new Covered Model for investment and realign your Account accordingly.

See “Investment Restrictions” for additional information.

How much does the Contract cost?

Contract Fees –

While your Contract remains in effect, you will pay Contract Fees during the Accumulation Phase and the Income Phase. Contract Fees during those Contract phases accrue on each Calendar Day and are due on the next Calendar Quarterversary. If the Calendar Quarterversary falls on a day that is not a Valuation Date, the Contract Fee will be due on the next Valuation Date.

If we do not receive the Contract Fee on the due date for any reason, you will be sent at least two notices of deficiency within forty-five (45) days. If the required Contract Fee is not paid within ninety-five (95) days of the due date, we will terminate the Contract without value.

Your Contract Fee accrued on a given Calendar Day is based on (i) your Covered Asset Value and (ii) the “Current Fee Percentage” applicable to your Contract.

•                 Your Covered Asset Value at the end of the Valuation Date is used to calculate your Contract Fee for that day.

•                 The Current Fee Percentage applicable to your Contract for that day depends on the Covered Model that you select for investment. Each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage.

A list of the currently available Covered Models and information about the Fee Categories to which they belong are disclosed in the applicable Rate Sheet Prospectus Supplement. Prospective purchasers and Contract Owners can also visit www.retireone.com or contact their Financial Intermediaries.

The following calculation describes how we determine your Contract Fee on a given Valuation Date:

(Current Fee Percentage) x (Covered Asset Value)
Number of Calendar Days in a Contract Year

If you change the Covered Model that you select for investment during a Calendar Quarter, your Contract Fees going forward from the Valuation Date on which the change occurred will be based on your new investment selection. Your Contract Fees due on the next Calendar Quarterversary (or the next Valuation Date on which your Contract Fee is due, if applicable) will reflect the Contract Fees accrued before and after each change of investment.

Contract Fees cease upon the earlier of (a) the Insured Event or (b) the termination of the Contract. If your Contract is terminated prior to the Insured Event on any day other than a Calendar Quarterversary (or the next Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), your Contract Fees that accrued during that Calendar Quarter will become due immediately. This includes if your Contract is terminated because you elected to exercise the Annuitization Option. It does not include if your Contract is terminated due to death, however.

The Fee Categories, Current Fee Percentages, and the Maximum and Minimum Fee Percentage —

For all Fee Categories, the annualized Current Fee Percentage will be never be lower than 0.50%. The annualized Maximum Fee Percentage for each Fee Category will always be 2.50%. Contract Owners should refer to the current Rate Sheet Prospectus Supplement for the Fee Percentages that currently apply to each Covered Model.

Upon thirty (30) days prior written notice, we reserve the right to make the following changes in our sole discretion and for any reason:

•                 Add and eliminate Fee Categories;

•                 Decrease Current Fee Percentages, subject to the 0.50% Current Fee Percentage minimum;

•                 Increase Current Fee Percentages, subject to the 2.50% Maximum Fee Percentage; and

•                 Change the Fee Categories to which the Covered Models belong.

Rate Sheet Prospectus Supplement: The Fee Category and Current Fee Percentage used to calculate your Contract Fees are disclosed in Rate Sheet Prospectus Supplements. When we exercise any of the rights noted above, we will issue a new Rate Sheet Prospectus Supplement that reflects any change in the Fee Categories and Current Fee Percentages. Each Rate Sheet Prospectus Supplement will be sent to all Contract Owners and will also be available on the Edgar system at (File No. 333- [             ]). You should not purchase this Contract without first obtaining the applicable Rate Sheet Prospectus Supplement. You can contact us at [xxx-xxx-xxxx] to receive the Rate Sheet Prospectus Supplement applicable to you.

See “Contract Fees” for additional information.

Who is the Contract right for?

The Contract may be right for you if you believe that you may outlive your retirement investments or are concerned about longevity risk, income volatility risk, or point-in-time risk. If you believe that your retirement investments will be sufficient to provide for your retirement expenses regardless of market performance or your lifespan, the Contract may not be right for you.

The Contract does not guarantee that the assets in your Account will maintain their value or appreciate. For example, if you have $500,000 in Covered Assets on the Contract Date, and your Covered Assets have dropped to $250,000 by the Income Activation Date, we will not add any money to your Account. Instead, assuming no additional facts and subject to the conditions of the Contract, you will be entitled to take Covered Amount Withdrawals during the Income Phase based upon a Coverage Base of $500,000 rather than $250,000. In addition, (again assuming no additional facts and subject to the conditions of the Contract) when the Benefit Phase begins, if ever, you will be entitled to take Guaranteed Benefit Payments for the rest of your life based upon the same Coverage Base.

Covered Amount Withdrawals are made from the assets in your Account. Guaranteed Benefit Payments are paid by us from our general account. As such, we only pay you our money during the Benefit Phase. We limit our risk by requiring your Account to adhere to the Investment Restrictions and reducing your benefit when you take Excess Withdrawals. These factors may reduce the likelihood of your Contract entering the Benefit Phase.

The Contract may not be right for you if you plan on taking Excess Withdrawals. Excess Withdrawals will reduce the amount of your Covered Amount Withdrawals during the Income Phase and Guaranteed Benefit Payments during the Benefit Phase, if it occurs. An Excess Withdrawal will even result in the termination of the Contract if, immediately after the Excess Withdrawal, you have less than $2,500 in Covered Asset Value, in which case no benefits will be paid and your previously-paid Contract Fees will not be returned. There is no provision under the Contract that reverses the harm done by Excess Withdrawals. Understanding that your financial needs may require you to make Excess Withdrawals, you should carefully manage your Account to avoid them.

If the return on your Covered Assets over time is sufficient to generate gains that can sustain Covered Amount Withdrawals until your death, then the Contract would not have provided any financial gain to you (unless you exercise the Annuitization Option). Conversely, if the return on your Covered Assets over time is not sufficient to generate gains that can sustain Covered Amount Withdrawals until your death, then the Contract would be beneficial to you.

You should discuss your investment strategy and risk tolerance with your Financial Intermediary before purchasing the Contract. You should consider the payment of Contract Fees (which is in addition to the costs of investing your Covered Assets and maintaining and managing your Account) relative to the benefits and features of the Contract, your risk tolerance, and your anticipated retirement age.

The Contract has no cash value, surrender value, or death benefit. The Contract is intended for long-term investors.

What is the Annuitization Option?

At any time during the Accumulation Phase or the Income Phase after your first Contract Year and for any reason, you may exercise the Annuitization Option under the Contract. To exercise the Annuitization Option, you must notify us in writing. We will then require you to liquidate and withdraw all of your Covered Assets and pay the proceeds to us. In exchange, we will issue to you a single premium immediate annuity. Your Contract terminates once you exercise the Annuitization Option.

A single premium immediate annuity is a lifetime annuity purchased for a lump sum. The payments under the annuity begin immediately after purchase and are based on the annuity option that you select.

If you exercise the Annuitization Option during the Accumulation Phase, you may choose between a single-life annuity (Option 1) and a joint-life annuity (Option 2). The amount of the annuity payments under Option 1 and Option 2 will be calculated on the date of issue based on your purchase payment, the current purchase rates offered to similar classes of annuitants, and the annuity option that you select. The applicable purchase rate will never be lower than the guaranteed purchase rate set forth in your Contract.

If you exercise the Annuitization Option during the Income Phase, a third annuity option (Option 3) will be made available in addition to Option 1 and Option 2. Under Option 3, we will make annuity payments each year up to your Coverage Amount as of the date that the Annuitization Option is exercised.

In the event that the Contract is terminated due to the actions of a third-party (as determined by us in our sole discretion), the Contract Owner will have 30 Calendar Days to exercise the Annuitization Option. We refer to this as the “Cancellation Benefit.”

You should consult with your Financial Intermediary and tax advisor prior to exercising the Annuitization Option. If you exercise the Annuitization Option, we will not have made any payments under the Contract and your previously-paid Contract Fees will not be returned.

See “Annuitization Option” for additional information.

Is there a Free Look Period?

After you purchase and receive the Contract, you are given a “Free Look Period” of 30 Calendar Days. If you provide written notice of cancellation to us within 30 days after receiving the Contract (or such longer period as your state may require), the Contract will be terminated without value and we will return any Contract Fees that you paid.

RISK FACTORS

The risks associated with the Contract are described below. In order to determine whether the Contract is appropriate for you, it is important for you to understand these risk factors.

You may not realize any financial benefits from the Contract due to circumstances that may or may not be within your control.

You may die before the Insured Event occurs. If you die before your Covered Asset Value is reduced below $2,500, your Contract will be terminated without value. Neither you nor your estate will receive any benefit payments under the Contract (if you elect joint-life coverage on the Income Activation Date, your surviving Spouse will be eligible to continue to take Covered Amount Withdrawals and receive Guaranteed Benefit Payments, if any). The Contract does not have a cash value, surrender value, or death benefit.

You may reach your 95th birthday before the Insured Event occurs. If you reach your 95th birthday before the Insured Event occurs, the Contract will be terminated without value. However, at that time, you may exercise the Annuitization Option to obtain an annuitized payout stream in the form a single premium immediate annuity.

Your Covered Assets may perform well enough that the Insured Event never occurs. To begin receiving Guaranteed Benefit Payments, your Covered Asset Value must be reduced below $2,500 (among other requirements). There is a significant chance that your Covered Assets will perform well enough that your Covered Asset Value will never be reduced below $2,500. If you never receive Guaranteed Benefit Payments, you will not realize any financial benefit from the Contract (unless you elected to exercise the Annuitization Option).

Your Covered Asset Value may be reduced below $2,500 before the Income Phase. Your Covered Assets will decrease whenever you take a withdrawal from your Account. They may also decrease as a result of negative market performance, the costs of investing your Covered Assets, the costs of maintaining and managing your Account, and Contract Fees. If your Covered Asset Value is reduced below $2,500 during the Accumulation Phase for any reason, the Contract will terminate without value.

Covered Amount Withdrawals should not be considered a financial benefit of the Contract. When you take a Covered Amount Withdrawal during the Income Phase, you are withdrawing your own money from your Account.

You may not begin the Income Phase at the optimal time. The point in time when you begin taking Covered Amount Withdrawals from your Covered Assets may impact the financial benefits you receive under the Contract, if any. The longer you wait to begin the Income Phase and start taking Covered Amount Withdrawals, the less likely you are to benefit from the Contract’s guarantee, because of your decreasing life expectancy as you age. You also will be paying for a benefit that you are not using. On the other hand, the longer you wait to begin the Income Phase, the more opportunities you will have during the Accumulation Phase to potentially increase your Coverage Base. You should carefully consider when to begin the Income Phase and to begin taking Covered Amount Withdrawals; there is a risk that you will fail to do so at the most financially beneficial time for you.

You may pay for financial benefits that you never receive. Contract Fees are due on each Calendar Quarterversary until the Benefit Phase begins, if ever. You must pay the Contract Fees even if you do not take Covered Amount Withdrawals or ultimately receive Guaranteed Benefit Payments.

The deduction of Contract Fees from your Covered Assets will negatively affect the growth of your Covered Assets. If you decide to pay Contract Fees directly from your Covered Assets, as opposed to another source, your Covered Asset Value will decrease whenever you pay Contract Fees.

You may die before receiving Guaranteed Benefit Payments equal to or greater than your Contract Fees. If the Insured Event occurs and you begin receiving Guaranteed Benefit Payments, there is no guarantee that the Guaranteed Benefit Payments that you receive before you die will be equal to or greater than the Contract Fees that you previously paid. When you die, neither you nor your estate will receive any benefit payments under the Contract (if you elect joint-life coverage on the Income Activation Date, your surviving Spouse will continue to receive Guaranteed Benefit Payments).

Excess Withdrawals may significantly reduce the benefit of your Contract and may eliminate it entirely. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), you may need to make Excess Withdrawals. Excess Withdrawals reduce the Covered Amount Withdrawals that you may take during the Income Phase and any Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawals. In addition, if your Covered Asset Value is less than $2,500 immediately following an Excess Withdrawal (regardless of whether the entire withdrawal or a portion thereof is an Excess Withdrawal), your Contract will be terminated without value.

We may terminate the Contract if your Account fails to adhere to the Investment Restrictions. Your Account must adhere to the Investment Restrictions. Your Account may fail to adhere to the Contract’s Investment Restrictions for a variety of reasons. If your Account does not comply with the Investment Restrictions for any reason, you will be sent a written notice of non-compliance, as described herein.

We may terminate the Contract if your Covered Assets are not held by an approved custodian. At all times, your Covered Assets must be held in your Account by an approved custodian. If your Covered Assets are not held by an approved custodian at any time (except during any time period that we permit you to find a new approved custodian), we may terminate the Contract without value. This restriction may limit your ability to transfer your Covered Assets to another custodian without terminating your Contract. We may remove a custodian from our list of approved custodians at any time (including if your custodian is the sponsor or trustee of a Qualified Account), or if an approved custodian discontinues its service, you must comply with the requirements set forth under “Contract Eligibility and Ownership – Approved Custodians” or your Contract will be terminated without value.

We may terminate the Contract if the Contract Fee is not paid. If we do not receive the Contract Fee on the due date (for any reason, including the failure of your custodian to submit it to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fee is not paid within ninety-five (95) days of the due date, we will terminate the Contract, in which case no benefits will be paid and your previously-paid Contract Fees will not be returned.

A divorce could significantly reduce or eliminate the benefit of the Contract. If (i) you have purchased a Contract; (ii) you and your Spouse divorce; and (iii) ownership of your Account is transferred or split (either by a settlement agreement, qualified domestic relations order, or a court-issued divorce decree), then you must immediately notify us in writing and provide the information that we require (which may include court records). Transferring or dividing the Account may constitute an Excess Withdrawal depending on the timing and the amounts involved.

Your Contract Fees may increase.

We may increase Current Fee Percentages at any time, subject to the Maximum Fee Percentage. Your Contract Fee is calculated based on the Current Fee Percentage applicable to your Contract, which depends on the Covered Model that you select for investment. Your Contract Fees may increase if you change the Covered Model that you select for investment. In addition, we reserve the right to increase Current Fee Percentages, subject to the annualized Maximum Fee Percentage of 2.50%.

We may change the Fee Categories to which Covered Models belong, and we may add and eliminate Fee Categories. We reserve the right to change the Fee Categories to which the Covered Models belong. If we move a Covered Model to a Fee Category with a higher Current Fee Percentage than the Fee Category to which it last belonged, your Contract Fees will increase unless you reselect a less expensive Covered Model for investment, if any are available. We also reserve the right to add and eliminate Fee Categories. If we eliminate a Fee Category, the Covered Model that you have selected for investment may be moved to a more expensive Fee Category.

The dollar amount of your Contract Fees may increase solely as a result of Subsequent Contributions and positive market performance. Your Contract Fees are based on a percentage of your Covered Asset Value. As such, if your Covered Asset Value increases, your Contract Fees will increase. Your Covered Asset Value may increase as a result of Subsequent Contributions (to the extent permitted) or positive market performance (during the Accumulation Phase and the Income Phase).

The Investment Restrictions may not be suitable for you.

Adhering to the Contract’s Investment Restrictions does not guarantee that your Covered Assets will maintain their value or appreciate. The Contract guarantees that if the Insured Event occurs, you will be entitled to receive Guaranteed Benefit Payments for the rest of your life (assuming that you are the Covered Life). It does not guarantee that your Covered Assets will maintain their value or appreciate. If your Covered Assets decrease in value, we will not add money to your Account, regardless of whether you have complied with the Investment Restrictions.

The assets in your Account may appreciate in value to a greater extent if you are not subject to the Investment Restrictions. By limiting your investment choices, the Investment Restrictions (in conjunction with the Contract Fees) help manage our risks associated with the Contract. The Covered Models may be more conservative from a risk perspective than you may desire. If you do not purchase the Contract, and are not subject to the Investment Restrictions, you may be able to select more aggressive investments that may experience higher growth. You should consult with your Financial Intermediary to assist you in determining whether the Contract and its Investment Restrictions are suited for your financial needs and risk tolerances.

Your receipt of payments from us is subject to our claims-paying ability.

Our ability to make payments depends on our long-term ability to make such payments. We will make all Guaranteed Benefit Payments under your Contract, if any, and any annuity payments in connection with the Annuitization Option, from our general account. Therefore, your receipt of payments from us is subject to our claims-paying ability.

There may be negative tax consequences associated with the Contract.

•                Whenever you make a withdrawal from your Account, including withdrawals to pay Contract Fees, federal and state income taxes will apply. In addition, for Qualified Contracts, a 10% federal tax penalty may also apply if you have not yet reached age 59½ on any taxable amount. This includes Excess Withdrawals, Covered Amount Withdrawals, and Contract Fee Withdrawals.

•                The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in published legal authorities. However, we intend to treat the Contract as an annuity contract in reporting taxable income attributable to the Contract to you and the IRS. We can provide no assurances, however, that the IRS will agree with us on these issues, or that a court would agree with us if the IRS were to challenge the foregoing treatment. You should consult a tax advisor before purchasing the Contract.

See “Taxation of the Contract” for a discussion of tax issues related to the Contract.

Other information.

•                You should be aware of various regulatory protections that do and do not apply to the Contract. The Contract is registered in accordance with the Securities Act of 1933. The issuance and sale of the Contract must be conducted in accordance with the requirements of the Securities Act of 1933. We are neither an investment company nor an investment adviser, and we do not provide investment advice to you in connection with the Contract. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act do not apply to the Contract.

•                The Contract does not protect the assets in your Account from your creditors. The assets in your Account are owned by you and not us. We have no control over any of the assets in your Account. The assets in your Account are not subject to our creditors. However, assets in your Account may be subject to being directly attached by your creditors.

THE CONTRACT

The Contract is an individual contingent deferred annuity contract issued by us, Commonwealth Annuity. The word “contingent” indicates that you will not receive any benefits under the Contract unless certain events take place (i.e., Insured Event). The Insured Event may or may not occur. The word “deferred” indicates that we will not make benefit payments, if any, until after the Insured Event.

Provided that specified conditions are met, the Contract provides for a guaranteed income over the remaining life of the Covered Life (or Covered Lives, if joint-life coverage is elected on the Income Activation Date) should the Covered Asset Value be reduced below $2,500 for any reason during the Income Phase other than an Excess Withdrawal (including market performance, Contract Fee Withdrawals, and Covered Amount Withdrawals).

The Contract is designed to provide three basic protections to Contract Owners. The Contract will provide protection from:

•                  Longevity risk, which is the risk that you will outlive the assets in your Account;

•                  Income volatility risk, which is the risk of downward fluctuations in your retirement income due to sub-par or poor market performance; and

•                  Point-in-time risk, which is the risk of retiring shortly before a downturn in the market. When that occurs, it has the effect of magnifying longevity risk and income volatility risk.

PURCHASING THE CONTRACT

CUSTODIAN, FINANCIAL INTERMEDIARY, AND MODEL PROVIDER REQUIREMENTS

You may apply for a Contract if you have an Account with an approved custodian and have engaged a Financial Intermediary that utilizes an approved Model Provider to manage your Account.

•                  The custodian is the entity that holds the assets in your Account and provides various services related your Account (e.g., administration, transaction settlement, distribution and interest collection).

•                  The Financial Intermediary is the person or entity who you have engaged to provide advice on the management of your Account.

•                  The Model Provider is a service provider to your Financial Intermediary, and it provides your Financial Intermediary with asset allocation models that may be used in the management of your Account (some or all of these asset allocation models may be designated by us as Covered Models). The asset allocation models are designed by registered investment advisers (“Model Strategists”), who may or may not be the Model Provider or an affiliate thereof.

The Model Provider may also provide asset allocation services to your Financial Intermediary. Such services may include rebalancing and realigning your Account automatically.

•                  You will not be able to purchase the Contract unless you authorize your Account to be automatically rebalanced and realigned from time to time as described herein by your Financial Intermediary or the Model Provider. If a Model Provider provides such services, we will require that the Model Provider be authorized to perform those transactions on behalf of your Account.

See “Approved Custodians” and “Approved Model Providers” under “Contract Eligibility and Ownership” for additional information regarding approved custodians and approved Model Providers, respectively.

CONTRACT OWNER, COVERED LIFE, AND ACCOUNT REQUIREMENTS

In general, to purchase a Contract, the following eligibility requirements must be satisfied:

•                  You, as the Contract Owner, must be an individual or an eligible trust.

•                  The Account related to the Contract must be a Qualified or Non-Qualified Account.

•                  At the time of purchase, the Covered Life must be at least 50 and no older than 85 years of age.

•                  You must have at least $25,000 in your Account at the time of purchase, but no more than $1,000,000 without our prior approval.

A Non-Qualified Account is any Account held outside of a formal retirement arrangement or pension plan that is qualified for special tax treatment under the Code. The Contract is also available in connection with a Qualified Account (i.e., an IRA or Roth IRA). The Contract may either be held as an asset of the Qualified Account or may be held directly by the Covered Life who is the beneficial owner of the Qualified Account. Qualified assets and non-qualified assets under the Code may not be co-mingled in the same Account.

A Contract may be issued only in connection with a single Account. A person with multiple Accounts may purchase multiple Contracts. However, if you purchase multiple Contracts, certain limitations will apply in the aggregate across all of your Contracts as described herein.

See “Contract Eligibility and Ownership” for detailed information regarding the eligibility requirements for owning a Contract. We reserve the right to change the persons to whom the Contract is offered and the eligibility requirements for purchasing the Contract in the future.

FORMS OF OWNERSHIP

The Contract may be owned in the following ways:

(1)         By an individual, who is also the Covered Life as of the Income Activation Date;

(2)         By an individual and his or her Spouse, the older of the two being one of whom is the Covered Life as of the Income Activation Date; or

(3)         By an eligible trust that designates an eligible individual as the Covered Life as of the Income Activation Date; or

(4)   By a Qualified Account holding assets on behalf of a Covered Life.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. On the Income Activation Date, a Contract Owner may elect “joint-life” coverage for the Covered Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives. You may not elect joint-life coverage on any day before or after the Income Activation Date.

The Covered Life or Covered Lives under the Contract may not be changed (except as described under Contract Eligibility and Ownership – Divorce”).

See “Contract Eligibility and Ownership” for additional information regarding the Contract’s ownership requirements.

APPLYING FOR THE CONTRACT

You will need to apply for the Contract. Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD, the principal underwriter for the Contracts. We may refuse to issue a Contract at any time and for any reason in our sole discretion. We may discontinue offering the Contract at any time.

If your application is accepted and the Contract is issued, you are given a Free Look Period during which you may cancel the Contract. The Free Look Period begins upon your receipt of the Contract and ends 30 Calendar Days thereafter (or such longer period that your state may require). To cancel the Contract during the Free Look Period, you must provide us with written notice within the 30-day period. If you cancel the Contract during the Free Look Period, the Contract will be terminated without value and we will return any Contract Fees that you paid.

The Coverage Percentage disclosed in the Rate Sheet Prospectus Supplement in effect at the time we receive your signed application and initial purchase payment will apply on your Income Activation Date.

IMPORTANT POINTS IN TIME

There are important points in time under the Contract, including;

•                  Contract Date:  The date on which we issue the Contract to the Contract Owner.

•                  Calendar Quarter:  Each of the four three-month periods that comprise a Calendar Year.

•                  Calendar Quarterversary:  The first day of each Calendar Quarter.

•                  Contract Year:  The twelve-month period between Contract Anniversaries.

•                  Contract Anniversary:  The anniversary of the Contract Date.

•                  Accumulation Phase:  The Contract phase that begins on the Contract Date and ends on the Income Activation Date.

•                  Income Activation Date:  The date the Contract Owner elects to begin the Income Phase. This is the only point in time that joint-life coverage can be elected.

•                  Income Phase:  The Contract phase that begins on the Income Activation Date and ends when the Insured Event occurs, if ever.

•                  Insured Event:  The reduction of your Covered Asset Value below $2,500 during the Income Phase for a reason other than an Excess Withdrawal, provided that certain requirements under the Contract are satisfied.

•                  Benefit Phase:  The Contract phase that begins when the Insured Event occurs, if ever, and ends when the Covered Life (or the survivor of two Covered Lives) dies.

The importance of these points in time are described in detail throughout this prospectus.

THE ACCUMULATION PHASE

The Accumulation Phase is the period of time between the Contract Date and the Income Activation Date. During the Accumulation Phase, you may increase the potential future benefits of your Contract through both Subsequent Contributions (subject to our reserved rights) and Automatic Resets.

Your potential future benefits increase when your Coverage Base increases. Your Coverage Base is tied to your Covered Asset Value as described below, but does not necessarily equal your Covered Asset Value. Your Coverage Base is one component of how we calculate your potential future Guaranteed Benefit Payments during the Benefit Phase, if it occurs, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase.

COVERED ASSET VALUE

Your Covered Asset Value is the aggregate dollar value of your Covered Assets on the Contract Date and at the close of any Valuation Date. A Valuation Date is any day that the New York Stock Exchange is open for regular trading. Each Valuation Date closes at the same time as the New York Stock Exchange (generally 4:00 p.m. Eastern Time).

As a result of the Investment Restrictions, your Covered Assets will be comprised of shares of mutual funds and ETFs (and potentially cash). Your Covered Asset Value will increase or decrease in the same manner as all investment accounts holding shares of mutual funds and ETFs. Deposits, positive market performance, and dividends and other distributions (including of capital gains) will increase your Covered Asset Value. Negative market performance, costs of investing, and withdrawals (including Excess Withdrawals, Covered Amount Withdrawals, Contract Fee Withdrawals, and RMD Withdrawals) will decrease your Covered Asset Value.

Mutual fund shares are generally valued at their net asset values at the close of a business day. ETF shares are generally valued according to their closing values on trading days.

We do not increase or decrease your Covered Asset Value. Rather, your Covered Asset Value depends on the value of the assets in your Account, over which we have no control. You maintain some control over your Covered Asset Value, because you may deposit and withdraw money from your Account and manage your investments. However, depending on the timing and the amount of your withdrawals, such transactions may negatively impact your Contract. Furthermore, your Account must be managed in accordance with the Investment Restrictions in order to for the Contract to remain in effect. As such, you should fully understand the Contract before deciding to purchase it.

Your Covered Asset Value is separate from your Coverage Base (which is used solely to calculate the amount of Covered Amount Withdrawals that you may take during the Income Phase and the Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs). Your Covered Asset Value and your Coverage Base may not be equal. Your Covered Asset Value is not affected by any Automatic Reset of your Coverage Base, as described below.

COVERAGE BASE

Your Coverage Base is separate from your Covered Asset Value. It is not a cash value and it cannot be withdrawn (although it may increase and decrease, as described below). It is not a guarantee of your Covered Asset Value. Rather, your Coverage Base is used solely to calculate the amount of Covered Amount Withdrawals that you may take during the Income Phase and the Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs. Your Coverage Base and your Covered Asset Value may not be equal.

Under no circumstances will your Coverage Base be calculated to be greater than the Coverage Base Cap. The Coverage Base Cap is currently $5,000,000. Your Coverage Base Cap will not change after you purchase your Contract. However, we reserve the right to set the Coverage Base Cap no lower than $1,000,000 and no greater than $10,000,000 for newly-issued Contracts. We also reserve the right to remove the Coverage Base Cap entirely.

The Coverage Base Cap applies equally to all Contracts, including Contracts that have elected joint-life coverage for two Covered Lives on the Income Activation Date. If you own multiple Contracts, the Coverage Base Cap applies in the aggregate across all of your Contracts.

Please refer to “Additional Examples – Coverage Base Cap” in Appendix A for an example of how the Coverage Base Cap operates.

Coverage Base on the Contract Date

On the Contract Date, your Coverage Base equals your Covered Asset Value. For example, if you have $25,000 in your Account on the Contract Date, your Covered Asset Value on that date will be $25,000. The Covered Asset Value in your Account on the Contract Date is considered to be your “Initial Contribution” under the Contract.

Coverage Base Increases During the Accumulation Phase (Subsequent Contributions and Automatic Resets)

During the Accumulation Phase, your Coverage Base will increase in the following two circumstances: (1) each time you make a Subsequent Contribution (to the extent permitted) and (2) upon an Automatic Reset, provided that certain conditions are met. Again, in no event will your Coverage Base be calculated to be greater than the Coverage Base Cap.

Subsequent Contributions

You may make Subsequent Contributions during the Accumulation Phase (as well as the Income Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account, your Coverage Base is immediately increased dollar-for-dollar by the increase to your Covered Asset Value. Again, in no event will your Coverage Base be calculated to be greater than the Coverage Base Cap.

Please refer to the illustration associated with footnote 7 under “Contract Illustration” in Appendix A for an example of Subsequent Contributions.

We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ advance written notice.

In addition, your ability to make Subsequent Contributions is subject to the limitations listed below. None of these limitations prevent your Covered Asset Value from appreciating in value due to positive market performance.

•                  Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000 (i.e., the sum of your Initial Contribution and all Subsequent Contributions). This limit applies equally to all Contracts, including Contracts that have elected joint-life coverage on the Income Activation Date. If you own multiple Contracts, this limit applies in the aggregate across all of your Contracts.

•                  Subsequent Contributions for Qualified Accounts are also subject to limitations under the Code.

•                  Subsequent Contributions cannot cause your Coverage Base to increase beyond the Coverage Base Cap. For example, if your Coverage Base is $4,990,000 and you make an $110,000 Subsequent Contribution, your new Coverage Base will be $5,000,000, not $5,100,000.

Automatic Resets

On each Contract Anniversary during the Accumulation Phase until (but not including) your twenty-first (21st) Contract Anniversary, your Coverage Base may increase as a result of an Automatic Reset. If your Covered Asset Value exceeds your Coverage Base on that date, we will increase your Coverage Base so that it equals your Covered

Asset Value. If your Covered Asset Value does not exceed your Coverage Base, your Coverage Base will not change.

As a result, on each Contract Anniversary for which you are eligible for an Automatic Reset, your Coverage Base will equal the greater of:

(1)         Your Coverage Base as of the prior Valuation Date, adjusted for any Subsequent Contributions and Excess Withdrawals on the Contract Anniversary (or next Valuation Date, if the Contract Anniversary is on a day other than a Valuation Date); or

(2)         Your Covered Asset Value as of the prior Valuation Date, adjusted for any Subsequent Contributions and Excess Withdrawals on the Contract Anniversary (or next Valuation Date, if the Contract Anniversary is on a day other than a Valuation Date).

Please refer to the illustration associated with footnote 4 under “Contract Illustration” in Appendix A for an example of Automatic Resets.

The purpose of the Automatic Reset is to give you the benefit of positive market performance, if any, over the course of the previous 12-month period. Your Coverage Base does not otherwise change as the result of market performance. No Automatic Resets will occur after the 20th Contract Anniversary or the Income Activation Date, whichever occurs first. We reserve the right to allow resets to continue subsequent to the Income Activation Date on a non-discriminatory basis. Automatic Resets are subject to the Coverage Base Cap, as illustrated under “Additional Examples – Coverage Base Cap” in Appendix A.

The number of your potential Automatic Resets will not change once you purchase your Contract. For newly-issued Contracts, we reserve the right to change the number of potential Automatic Resets or to eliminate them entirely.

Coverage Base Decreases During the Accumulation Phase (Excess Withdrawals)

Your Coverage Base will decrease only if you take an Excess Withdrawal. When you take an Excess Withdrawal, the reduction to your Coverage Base may be substantially more than the actual dollar amount of the Excess Withdrawal. If your Covered Asset Value is less than $2,500 immediately after an Excess Withdrawal, your Contract will be terminated. This applies regardless of whether the entire withdrawal or only a portion of the withdrawal is treated as an Excess Withdrawal.

During the Accumulation Phase, all withdrawals from your Account are Excess Withdrawals, except Contract Fee Withdrawals. For Qualified Accounts, RMD Withdrawals, if any, will be treated as Excess Withdrawals during the Accumulation Phase.

The amount of an Excess Withdrawal during the Accumulation Phase equals the full amount of the withdrawal. When you take an Excess Withdrawal, your Coverage Base will be immediately reduced in the same proportion to the reduction in your Covered Asset Value. The following formula describes the proportion by which your Coverage Base will be reduced when you take an Excess Withdrawal:

Covered Asset Value immediately following the Excess Withdrawal
(Covered Asset Value immediately following the Excess Withdrawal) + Withdrawals - (Portion of withdrawal not considered an Excess Withdrawal)

Please refer to the illustration associated with footnote 5 under “Contract Illustration” in Appendix A for an example of Excess Withdrawals during the Accumulation Phase.

Coverage Base upon Reinstatement of the Contract

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate your Contract, on the date of reinstatement, your Coverage Base will be reset to equal the lesser of (i) your Covered Asset Value as of the reinstatement date or (ii) your Coverage Base as of the termination date. (If your Contract is reinstated during the Income Phase, your Coverage Amount will be immediately recalculated using your new Coverage Base and the Coverage Percentage that applied on the Income Activation Date.)

THE INCOME PHASE

The Income Phase begins on the Income Activation Date and ends when the Insured Event occurs, if ever. You may select the Income Activation Date at any time during the Accumulation Phase, except that it may not occur until the Covered Life (or the youngest of the Covered Lives, if you decide to elect joint-life coverage) attains the age of 60. We reserve the right to change this minimum age for newly-issued Contracts. The Income Activation Date must be a Valuation Date.

In order to initiate the Income Phase, written notice must be submitted to us. At that time, sufficient documentation must be provided for us to determine the identity and age of the Covered Life (or the youngest of the Covered Lives). Such documentation must be in good order and reasonably satisfactory to us.

Once the Income Phase begins, you may begin taking Covered Amount Withdrawals up to your Coverage Amount each Contract Year.

Covered Amount Withdrawals do not reduce your Coverage Amount for future years or your potential future Guaranteed Benefit Payments. They should not be considered a financial benefit under the Contract, however. When you take a Covered Amount Withdrawal, you are withdrawing your own money from your Account.

If you do not take Covered Amount Withdrawals up to the Coverage Amount during a Contract Year, you will not have a higher Coverage Amount in future Contract Years. Contract Fee Withdrawals may be taken during the Income Phase and do not count as withdrawals against your Coverage Amount. For Qualified Accounts, if you are required to take RMD Withdrawals during the Income Phase, your RMD Withdrawals will count as withdrawals against your Coverage Amount; however, an Additional Coverage Amount may be added to your Coverage Amount so that you are not forced to take Excess Withdrawals. See “Additional Coverage Amount” below.

It is important that you understand how the Coverage Amount is calculated because it will affect the benefits you receive under the Contract. We calculate your Coverage Amount on the Income Activation Date; we will not recalculate your Coverage Amount thereafter unless you make a Subsequent Contribution (to the extent permitted) or take an Excess Withdrawal. We will also recalculate your Coverage Amount if you reinstate your Contract during the Income Phase following termination due to non-compliance with the Investment Restrictions.

CALCULATION OF THE COVERAGE AMOUNT ON THE INCOME ACTIVATION DATE

On the Income Activation Date, we calculate your Coverage Amount. Your Coverage Amount will equal:

(1)         Your Coverage Base as of the Income Activation Date; multiplied by

(2)         Your Coverage Percentage.

The Coverage Percentage is based on the Attained Age of the Covered Life as of the Income Activation Date.  The following table sets forth the applicable Attained Age and the minimum Coverage Percentage. Your Coverage Percentage will never be lower than the percentages stated in the table below for each applicable Attained Age, but it may be higher. See the Rate Sheet Prospectus Supplement that was in effect when you applied for and funded your Contract for the Coverage Percentages that will apply on your Income Activation Date.

Attained Age	Single-Life Coverage (One Covered Life)	Joint-Life Coverage (Two Covered Lives)
40	2.75%	2.25%
41	2.75%	2.25%
42	2.75%	2.25%
43	2.75%	2.25%
44	2.75%	2.25%
45	3.00%	2.50%
46	3.00%	2.50%
47	3.00%	2.50%
48	3.00%	2.50%
49	3.00%	2.50%
50	3.25%	2.75%
51	3.25%	2.75%
52	3.25%	2.75%
53	3.25%	2.75%
54	3.25%	2.75%
55	3.50%	3.00%
56	3.50%	3.00%
57	3.50%	3.00%
58	3.50%	3.00%
59	3.50%	3.00%
60	3.75%	3.25%
61	3.75%	3.25%
62	3.75%	3.25%
63	3.75%	3.25%
64	3.75%	3.25%
65	4.00%	3.50%
66	4.00%	3.50%
67	4.00%	3.50%
68	4.00%	3.50%
69	4.00%	3.50%
70	4.25%	3.75%
71	4.25%	3.75%
72	4.25%	3.75%
73	4.25%	3.75%
74	4.25%	3.75%
75+	4.50%	4.00%

Please refer to the illustrations associated with footnotes 2 and 4 under “Contract Illustration” in Appendix A for an example of calculating the Coverage Amount on the Income Activation Date.

Rate Sheet Prospectus Supplement: The Coverage Percentage disclosed in the Rate Sheet Prospectus Supplement that is in effect at the time we receive your signed application and initial purchase payment will apply on your Income Activation Date.  Your Coverage Percentage for each applicable Attained Age will never be lower than the percentages stated in the above table, but may be higher. You should not purchase this Contract without first obtaining the applicable Rate Sheet Prospectus Supplement.  We reserve the right to change the Coverage Percentage applicable to new contract owners Coverage Percentages. When we do so, we will issue a new Rate Sheet Prospectus Supplement that reflects the change. Each Rate Sheet Prospectus Supplement will be sent to all Contract Owners and will also be available on the Edgar system at (File No. 333- [             ]).

CALCULATION OF THE COVERAGE AMOUNT AFTER THE INCOME ACTIVATION DATE

Coverage Amount Increases After the Income Activation Date (Subsequent Contributions)

Your Coverage Amount may increase during the Income Phase only through Subsequent Contributions (to the extent we permit them). Each time you make a Subsequent Contribution during the Income Phase, your Coverage Amount is immediately recalculated. Subsequent Contributions increase your Coverage Amount because, like during the Accumulation Phase, your Coverage Base is increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the Coverage Base Cap. There are no Automatic Resets during the Income Phase.

Please refer to the illustration associated with footnote 7 under “Contract Illustration” in Appendix A for an example of Subsequent Contributions.

We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ advance written notice.

In addition, your ability to make Subsequent Contributions is subject to the limitations listed below. None of these limitations prevent your Covered Asset Value from appreciating in value due to positive market performance.

•                  Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000 (i.e., the sum of your Initial Contribution and all Subsequent Contributions). This limit applies equally to all Contracts, including Contracts that have elected joint-life coverage on the Income Activation Date. If you own multiple Contracts, this limit applies in the aggregate across all of your Contracts.

•                  Subsequent Contributions for Qualified Accounts are also subject to limitations under the Code.

•                  Subsequent Contributions cannot cause your Coverage Base to increase beyond the Coverage Base Cap. For example, if your Coverage Base is $4,990,000 and you make an $110,000 Subsequent Contribution, your new Coverage Base will be $5,000,000, not $5,100,000.

Coverage Amount Decreases After the Income Activation Date (Excess Withdrawals)

Once the Income Phase begins, your Coverage Amount will be immediately reduced whenever you take an Excess Withdrawal. The amount of an Excess Withdrawal during the Income Phase will be the portion of the withdrawal in excess of your Coverage Amount and any Additional Coverage Amount, taking into account your aggregate withdrawals for the Contract Year.

Excess Withdrawals reduce your Coverage Amount because, like during the Accumulation Phase, they reduce your Coverage Base. After you take an Excess Withdrawal, your Coverage Base is immediately reduced using the same calculation for Excess Withdrawals during the Accumulation Phase. See “The Accumulation Phase – Coverage Base Decreases During the Accumulation Phase (Excess Withdrawals).” Your reduced Coverage Base is then multiplied by your Coverage Percentage to calculate your new Coverage Amount.

Excess Withdrawals may significantly reduce or eliminate the benefit of the Contract. They will reduce your potential future Guaranteed Benefit Payments during the Benefit Phase, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawal. If your Covered Asset Value is less than $2,500 immediately after an Excess Withdrawal, your Contract will be terminated. This applies regardless of whether the entire withdrawal or only a portion of the withdrawal is treated as an Excess Withdrawal.

Please refer to the illustration associated with footnote 8 under “Appendix A – Contract Illustration” for an example of an Excess Withdrawal during the Income Phase.

Coverage Amount upon Reinstatement of the Contract

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate your Contract, on the date of reinstatement, your Coverage Base will be reset to equal the lesser of (i) your Covered Asset Value as of the reinstatement date or (ii) your Coverage Base as of the termination date. Your Coverage Amount will be immediately recalculated using your new Coverage Base and the Coverage Percentage that applied on the Income Activation Date.

Additional Coverage Amount

If you have a Qualified Account and are required to take RMD Withdrawals during the Income Phase, your RMD Withdrawals will count as withdrawals against your Coverage Amount; however, an Additional Coverage Amount may be added to your Coverage Amount as described below so that you are not forced to take Excess Withdrawals.

Once the full Coverage Amount for a given Contract Year has been withdrawn, withdrawals up to the Additional Coverage Amount will still be treated as Covered Amount Withdrawals. Please note that RMD Withdrawals will be treated as Excess Withdrawals if you have already made withdrawals up to your Coverage Amount plus any Additional Coverage Amount.

On the Income Activation Date and on January 1 of each calendar year thereafter, your Additional Coverage Amount will be the greater of $0 or:

(i)             Your Required Minimum Distribution amount for the Account as of the prior December 31, minus

(ii)          Your full Coverage Amount as of the Income Activation Date or the last Contract Anniversary (your full Coverage Amount as of the Income Activation Date will be used for purposes of this calculation only if a Contract Anniversary has not yet occurred during the Income Phase).

When a Subsequent Contribution (to the extent permitted) is made to the Account during the Income Phase, the Additional Coverage Amount is reset to the greater of $0 or:

(i)             Your Required Minimum Distribution amount for the Account as of the prior December 31, minus

(ii)          The full Coverage Amount as of the Income Activation Date or the last Contract Anniversary (your full Coverage Amount as of the Income Activation Date will be used for purposes of this calculation only if a Contract Anniversary has not yet occurred during the Income Phase), minus

(iii)       The sum of all withdrawals made during the current calendar year.

THE BENEFIT PHASE

The Benefit Phase begins when the Insured Event occurs, if ever. The Insured Event occurs when the following conditions are met:

(1)         The Contract is still in force (i.e., it has not been terminated for any reason);

(2)         The Covered Asset Value has been reduced below $2,500 during the Income Phase by means other than an Excess Withdrawal;

(3)         The Covered Life (or at least one of the Covered Lives, if joint-life coverage was elected) is alive;

(4)         The Coverage Amount is greater than zero; and

(5)         All Contract Fees due to Commonwealth Annuity have been paid.

If conditions set forth above are met, we will pay any remaining Coverage Amount for the current Contract Year as Guaranteed Benefit Payments for that Contract Year. Thereafter, beginning on the Contract Anniversary following the Insured Event, we will pay the Coverage Amount each year until the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected).

The Contract Owner may elect for Guaranteed Benefit Payments to be made either monthly, quarterly, semi-annually, or annually. We may require your Guaranteed Benefit Payments to be at least a minimum amount for certain payment frequencies. If we exercise this right, you may be required to select a different payment frequency and it is possible that you will be required to take Guaranteed Benefit Payments on an annual basis.

After the Insured Event occurs, the Coverage Amount will not increase or decrease for any reason. There will be no restrictions under the Contract on your Account. You will not be charged Contract Fees. You cannot exercise the Annuitization Option after the Insured Event occurs.

Guaranteed Benefit Payments will end and the Contract will terminate upon the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected). We may require proof of age and life before we make the first Guaranteed Benefit Payment. We may require proof of life from time to time thereafter.

The income portion of benefit payments are generally taxable as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Contract. For additional information regarding the tax treatment of benefit payments under your Contract, see “Tax Considerations.”

INVESTMENT RESTRICTIONS

Your Account must be invested in accordance with the Investment Restrictions. Your Contract will be terminated without value if your Account does not comply with the Investment Restrictions following written notice to you of non-compliance. If your Contract is terminated due to non-compliance with the Investment Restrictions, you will have an opportunity to reinstate the Contract.

You must provide or give us access to the information or data necessary to monitor the composition and activity of your Account at all times.

Compliance with the Investment Restrictions will be assessed on each Valuation Date. However, if you make a Subsequent Contribution or an Excess Withdrawal, your compliance with the Investment Restrictions will be immediately assessed.

THE INVESTMENT RESTRICTIONS

Under the Investment Restrictions, your Account must be invested exclusively in shares of Covered Model Funds in accordance with the Covered Model that you select for investment. Shares of Covered Model Funds are either specific share classes of specific mutual funds or shares of specific ETFs. In general, your target weightings for the Covered Model Funds in which you invest must conform to the weightings in your Covered Model. Under our Model Customization Tolerance, we permit a certain amount of customization to your target weightings and the funds in which you invest. Your Account may also hold cash.

Only one Covered Model may be selected at a given time, although you may change the Covered Model that you select for investment at any time. We must be notified when you change the Covered Model that you select for investment. If you wish to select multiple Covered Models for investment, you will need to open multiple Accounts and purchase multiple Contracts.

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. Contract Owners should visit www.retireone.com or contact their Financial Intermediaries for the current list of Covered Models, as well as other information about the Investment Restrictions.

We reserve the right to add and remove Covered Models for use under the Contract at any time, for any reason, and in our sole discretion. We also reserve the right to designate only a single Covered Model as being eligible for investment under the Investment Restrictions. The Covered Models that are available for investment may vary between Model Providers.

If we change the list of Covered Models that are eligible for investment under the Investment Restrictions, you will be notified at least thirty (30) business days in advance. At any time during this period of advance notice, you may rebalance or realign the assets in your Account based on the updated Investment Restrictions.

Before you purchase the Contract, you should consult with your Financial Intermediary and tax advisor to assist you in determining whether the Investment Restrictions are suited for your financial needs and risk tolerances. Information about the Covered Model Funds (and any other mutual fund or ETF in which you invest, if you elect to customize the Covered Model that you select for investment), including their investment objectives, expenses, strategies, and risks, can be found in their respective prospectuses. You should read those separate prospectuses carefully before investing.

We have no duty or obligation to notify or advise Contract Owners as to an optimal or more cost efficient manner of managing their Covered Assets. We are not responsible for investment losses or lost opportunities in any way associated with compliance with the Investment Restrictions. There may be tax and Contract Fee consequences associated with how you manage your Covered Assets in light of the Investment Restrictions.

NON-COMPLIANCE WITH THE INVESTMENT RESTRICTIONS

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of any written notice of non-compliance, you will have five (5) business days to rebalance or realign your Account in a manner that complies with the Investment Restrictions. If you fail to do so, your Contract will be terminated without value.

Your Account will be automatically rebalanced and realigned from time to time by your Financial Intermediary or the Model Provider. While these arrangements should help you comply with the Investment Restrictions, you are ultimately responsible for monitoring, rebalancing, and realigning your Account in order to maintain compliance with the Investment Restrictions. In addition, there are circumstances under which you may need to rebalance or realign your Account or your target weightings in order to comply with the Investment Restrictions. See “Rebalancing and Realigning Covered Assets” below. You should consult with your Financial Intermediary to discuss options for monitoring your Account and maintaining compliance with the Investment Restrictions.

You will be deemed to be in violation of the Investment Restrictions even if the reason for non-compliance is beyond your control. Such reasons may include actions or inactions by your Financial Intermediary or the Model Provider, or if a Covered Model Fund is no longer be available to you for investment. Regardless of the circumstances, non-compliance with the Investment Restrictions may cause your Contract to be terminated.

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. Your Covered Assets must be invested in accordance with the Investment Restrictions at the time of reinstatement. If you do not reinstate your Contract within five (5) business days, it will be permanently terminated. This is the only circumstance in which you may reinstate your Contract after termination. See “Coverage Base upon Reinstatement of the Contract” and “Coverage Amount upon Reinstatement of the Contract” for information about how reinstatement affects your Contract.

We have no duty or obligation to notify Contract Owners when they are at risk of violating the Investment Restrictions or to prevent Contract Owners from violating the Investment Restrictions.

DESIGN AND SELECTION OF THE COVERED MODELS

Covered Model Design

The Covered Models are weighted asset allocations models that are designed by Model Strategists. We are not currently involved in the design the Covered Models. We reserve the right to design our own Covered Models in the future.

The Covered Models may be reconstructed by their respective Model Strategists from time to time. This may include removing or adding, or changing the weightings of, the Covered Model Funds within a Covered Model.

Your Financial Intermediary or the Model Provider must be authorized to realign your Account and your target weightings when a Model Strategist reconstructs the Covered Model that you selected for investment.

A Model Strategist may provide notice when it reconstructs a Covered Model to your Financial Intermediary or the Model Provider, who may in turn provide notice to you. However, we will not provide any such notice to you, because the reconstruction of a Covered Model does not itself constitute a change to the Contract’s Investment Restrictions.

Covered Model Selection

In general, we consider whether to add a Covered Model under the Contract when an asset allocation model is recommended to us by a Financial Intermediary, Model Provider, Model Strategist, another financial institution, or other third-party associated with the sale and administration of the Contract. We may also consider whether to add a Covered Model on our own initiative.

An important factor that we consider when analyzing whether to add or remove Covered Models under the Contract is our risk tolerances. When evaluating our risk tolerances, we may consider a variety of factors, including without limitation, the market risks, volatility, expenses, and performance histories associated with the Covered Models; the Contract Fees we receive; the extent to which there are derivatives available that can hedge against investment risks; the liquidity and cost of such derivatives; and market volatility. We also consider other criteria when analyzing whether to add or remove Covered Models under the Contract such as the extent to which asset allocation models are available on financial advisory, custodian, and investing technology platforms; costs associated with the models; the asset categories and funds that comprise the models; and the tracking error of funds that comprise the models.

MODEL CUSTOMIZATION TOLERANCE

While you own the Contract, you may desire to customize the Covered Model that you select for investment. You may not want to invest in a Covered Model Fund that is included in your Covered Model, or you may want your target weightings to differ from your Covered Model.

We will permit such customizations provided that you satisfy our Model Customization Tolerance. As such, if you decide to customize the Covered Model that you select for investment and you satisfy our Model Customization Tolerance, you will be in compliance with the Investment Restrictions and all of the assets in your Account will be deemed to be Covered Assets.

You will satisfy our Model Customization Tolerance if:

(1)         The assets in your Account are invested solely in shares of mutual funds or ETFs (or cash);

(2)         Your target weightings for the mutual funds or ETFs in which you invest, which are included in the Covered Model Funds, do not deviate from the target weightings of the Covered Model that you selected for investment by more than a total of 5%; and

(3)         The assets in your Account were invested in accordance with your target weightings.

You must notify us of the Covered Model that you select for investment, but you do not need to notify us if you customize your Covered Model. When you customize your Covered Model, we will automatically assess compliance with our Model Customization Tolerance.

REBALANCING AND REALIGNING COVERED ASSETS

Compliance with the Investment Restrictions is assessed on each Valuation Date. However, if you make a Subsequent Contribution (to the extent permitted) or an Excess Withdrawal, your compliance with the Investment Restrictions will be immediately assessed. If you make a Subsequent Contribution or a withdrawal, you may need to rebalance or realign your Account in accordance with the Investment Restrictions.

If your target weightings for your Covered Assets comply with the Investment Restrictions and your asset allocation deviates from those target weightings over time solely due to market performance, you will still be in compliance with the Investment Restrictions (assuming that your Covered Model is still an eligible investment option under the Contract). However, if you make a Subsequent Contribution or withdrawal during any such time, your Account will need to be rebalanced to your target weightings in order to comply with the Investment Restrictions.

In addition, your Covered Assets will be automatically rebalanced to your target weightings by either your Financial Intermediary or the Model Provider periodically at the frequency determined by the Model Provider (e.g., weekly, monthly, and quarterly). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to rebalance your Covered Assets at those times, you will be deemed to be out of compliance with the Investment Restrictions. You retain the ability to rebalance your Covered Assets at any time.

As previously discussed, the Covered Models may be reconstructed by their respective Model Strategists from time to time. If the Covered Model that you selected for investment is reconstructed, your Financial Intermediary or the Model Provider will automatically realign the assets in your Account and your target weightings to conform to the Covered Model (with no customization, unless you provide alternative instructions to your Financial Intermediary). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to realign the assets in your Account or your target weightings at those times, you will be deemed to be out of compliance with the Investment Restrictions. You retain the ability to realign the assets in your Account and your target weightings at any time.

If we remove the Covered Model that you selected for investment from our list of Covered Models, you will need to select a new Covered Model for investment and realign your Account accordingly.

OTHER IMPORTANT CONSIDERATIONS ABOUT THE INVESTMENT RESTRICTIONS

•                  The Covered Model Funds may not achieve their respective investment objectives and may be subject to significant investment risk. Investing in accordance with the Investment Restrictions does not affect or reduce these risks. Purchasing a Contract does not reduce these risks.

•                  By limiting your investment choices, the Investment Restrictions (in conjunction with the Contract Fee) help manage our risks associated with the Contract. We are exposed to the risk that we will be required to make payments to you under the Contract or that any payments we do make will be larger than expected. The Covered Models help manage these risk because they may be more conservative from a risk perspective than you may desire.

•                  The designation of a Covered Model for use with the Contract does not constitute a recommendation of the Covered Model or a Covered Model Fund. Neither we nor any of our service providers are providing investment advice to you with respect to the investment of your Covered Assets.

•                  In addition to Contract Fees, there are costs of investing in the Covered Model Funds. These costs may reduce your Covered Asset Value. Costs of investing may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, administrative fees, sales loads, brokerage costs, and commissions.

•                  Dividends and other distributions from Covered Model Funds may or may not be automatically reinvested. Your choice will not affect your compliance with the Investment Restrictions. However, if you do not automatically reinvest dividends and other distributions and then withdraw that cash from your Account, such withdrawals are treated as withdrawals under the Contract (and may be Excess Withdrawals).

CONTRACT FEES

While your Contract remains in effect, you will pay Contract Fees during the Accumulation Phase and the Income Phase. Contract Fees pay for the insurance protections provided by the Contract. We expect to make a profit based on Contract Fees. Profits from Contract Fees may be used for any legitimate corporate purpose.

During a Calendar Quarter in the Accumulation Phase or the Income Phase, Contract Fees accrue on each Calendar Day and are due on the next Calendar Quarterversary. If the Calendar Quarterversary falls on a day that is not a Valuation Date, the Contract Fee will be due on the next Valuation Date.

If we do not receive the Contract Fee on the due date (for any reason, including the failure of your Account’s custodian to submit it to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fee is not paid within ninety-five (95) days of the due date, we will terminate the Contract without value.

THE CONTRACT FEE

Your Contract Fee accrued on a given Calendar Day is based on (i) your Covered Asset Value and (ii) the Current Fee Percentage applicable to your Contract.

•                  Your Covered Asset Value at the end of a given Calendar Day is used to calculate your Contract Fee for that day.

•                  The Current Fee Percentage applicable to your Contract on a given Calendar Day depends on the Covered Model that you select for investment. Each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage.

A list of the currently available Covered Models and information about the Fee Categories to which they belong are disclosed in the applicable Rate Sheet Prospectus Supplement. Prospective purchasers and Contract Owners can also visit www.retireone.com or contact their Financial Intermediaries

The following calculation describes how we determine your Contract Fee on a given Calendar Day:

(Current Fee Percentage) x (Covered Asset Value)
Number of Calendar Days in a Contract Year

If you change the Covered Model that you select for investment during a Calendar Quarter, your Contract Fees going forward from the Calendar Day on which the change occurred will be based on your new investment selection. Your Contract Fees due on the next Calendar Quarterversary (or the next Valuation Date on which your Contract Fee is due, if applicable) will reflect the Contract Fees accrued before and after each change of investment.

Contract Fees cease upon the earlier of (a) the Insured Event or (b) the termination of the Contract. If your Contract is terminated prior to the Insured Event on any day other than a Calendar Quarterversary (or the next Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), your Contract Fees that accrued during that Calendar Quarter will become due immediately. This includes if your Contract is terminated because you elected to exercise the Annuitization Option. It does not include if your Contract is terminated due to death, however.

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate the Contract, you will not pay Contract Fees for the days during which your Contract was terminated. However, to the extent not already paid, Contract Fees accrued for the Calendar Quarter during which your Contract was terminated will become due on the next Calendar Quarterversary (or the next Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), as well as Contract Fees accrued for the remainder of that Calendar Quarter.

THE FEE CATEGORIES, CURRENT FEE PERCENTAGES, AND THE MAXIMUM AND MINIMUM FEE PERCENTAGE

For all Fee Categories, the annualized Current Fee Percentage will be never be lower than 0.50%. The annualized Maximum Fee Percentage for each Fee Category will always be 2.50%. Contract Owners should refer to the current Rate Sheet Prospectus Supplement for the Fee Percentages that currently apply to each Covered Model.

Upon thirty (30) days prior written notice, we reserve the right to make the following changes at our discretion and for any reason:

•                  Add and eliminate Fee Categories;

•                  Decrease Current Fee Percentages, subject to the 0.50% Current Fee Percentage minimum;

•                  Increase Current Fee Percentages, subject to the 2.50% Maximum Fee Percentage; and

•                  Change the Fee Categories to which the Covered Models belong.

When we exercise any of these reserved rights, a Rate Sheet Prospectus Supplement to this prospectus (or any future prospectus for the Contract) will describe the change. Each such supplement will be sent to all Contract Owners and will be available electronically on retireone.com and on the SEC’s website, http://www.sec.gov. You should not purchase this Contract until you have confirmed the Fee Categories, the Current Fee Percentages, and the Fee Categories to which the Covered Models belong.

Rate Sheet Prospectus Supplement: The Fee Category and Current Fee Percentage applicable to all outstanding Contracts are disclosed in Rate Sheet Prospectus Supplements. We periodically issue new Rate Sheet Prospectus Supplements that may reflect different Fee Categories and Current Fee Percentages than the previous Rate Sheet Prospectus Supplement. All Rate Sheet Prospectus Supplements are also available on the Edgar system at (File No. 333- [             ]). You should not purchase this Contract without first obtaining the applicable Rate Sheet Prospectus Supplement. You can contact us at [xxx-xxx-xxxx] to receive the Rate Sheet Prospectus Supplement applicable to you.

ADDITIONAL INFORMATION REGARDING CONTRACT FEES

•                  We establish and eliminate Fee Categories, determine Current Fee Percentages, and select the Fee Categories to which the Covered Models belong based on our observations of a variety of factors (e.g., interest rates, volatility, investment returns, investment risks, expenses, mortality, lapse rates). For example, Covered Models that we deem to have higher investment risks will likely belong to a Fee Category with a relatively higher Current Fee Percentage, because higher investment risk increases our risk that the Insured Event will occur. Another example is that if mortality rates improve faster than we have anticipated, and the population in general is expected to live longer than initially projected, we might increase Current Fee Percentages to reflect the risk that we will have to pay Guaranteed Benefit Payments longer than we expected. Please note that these are only examples, and we may exercise the rights reserved above at our discretion and for any reason.

•                  You may choose to pay Contract Fees directly from your Covered Assets or any other source. If you elect to pay your Contract Fees directly from your Covered Assets but do not liquidate the portion of your assets used to pay the Contract Fees pro rata, you may cause your Account to be out of compliance with the Investment Restrictions.

•                  Contract Fees are in addition to the costs of investing the assets in your Account and maintaining and managing your Account (e.g., advisory fees, custody fees, service fees, sales charges, brokerage costs, and any other fees associated with your Account). Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.

•                  Because the Contract Fee is a percentage of your Covered Asset Value, your Contract Fees may increase if your Covered Asset Value increases, even if the Current Fee Percentage applicable to your Contract remains the same. This is true even if your Covered Asset Value is larger than your Coverage Base.

•                  If the Fee Category applicable to your Account changes, the Current Fee Percentage applicable to your Contract may increase or decrease as described above.

•                  Your Contract Fees may increase solely as a result of us changing the Fee Category to which the Covered Model that you selected for investment belongs.

•                  Contract Fees will not be assessed on Covered Asset Values above the Coverage Base Cap.

•                  The Fee Category and Current Fee Percentage used to calculate are your Coverage Amount are disclosed in Rate Sheet Prospectus Supplements. We periodically issue new Rate Sheet Prospectus Supplements that may reflect different Fee Categories and Current Fee Percentages than the previous Rate Sheet Prospectus Supplement. Copies of each Rate Sheet Prospectus Supplement will be sent to all Contract Owners and will also be available on the Edgar system at (File No. 333- [           ]).

•                  You should not purchase this Contract without first obtaining the applicable Rate Sheet Prospectus Supplement. You can contact us at [xxx-xxx-xxxx] to receive the Rate Sheet Prospectus Supplement applicable to you.

ANNUITIZATION OPTION

THE ANNUITIZATION OPTION

At any time during the Accumulation Phase or the Income Phase after your first Contract Year, you may exercise the Annuitization Option under the Contract. The Annuitization Option may be exercised for any reason. Such reasons may include, but are in no way limited to:

•                 When the Benefit Phase for a Contract has not begun by the Covered Life’s (or youngest Covered Life’s, if joint-life coverage was elected) 95th birthday.

•                  When the actions of a third-party endangers a Contract Owner’s ability to maintain the Contract.

•                  If the Contract Owner does not believe that the Insured Event will occur, or will not occur at a favorable time, and wishes to instead receive a guaranteed annuitized payout stream.

To exercise the Annuitization Option, you must notify us in writing. We will then require you to liquidate and withdraw all of your Covered Assets and pay the proceeds to us. In exchange, we will issue to you a single premium immediate annuity. Your Contract terminates once you exercise the Annuitization Option.

A single premium immediate annuity is a lifetime annuity purchased for a lump sum. The payments to the Annuitant or Joint Annuitants, as applicable, under the annuity begin immediately after purchase and are based on the annuity option that you select. The Annuitization Option gives Contract Owners flexibility to obtain an annuitized payout stream for the life of the Annuitant or Joint Annuitants, as applicable.

You should consult with your Financial Intermediary and tax advisor prior to exercising the Annuitization Option. If you exercise the Annuitization Option, we will not have made any payments under the Contract and your previously-paid Contract Fees will not be returned.

ANNUITANT AND JOINT ANNUITANTS

On the Contract Date, the Annuitant for purposes of the Annuitization Option will be named.

•                  For a Contract owned by an individual, the Annuitant will be the Contract Owner.

•                  For a Contract owned by an individual and his or her spouse, the Annuitant will be the primary Contract Owner (as indicated on the application for the Contract).

•                  For a Contract owned by a trust, the Annuitant will be the Covered Life.

The Annuitant cannot be changed. However, under the following circumstances, the Annuitant’s Spouse may or will be added as a Joint Annuitant:

•                  If the Annuitization Option is exercised during the Accumulation Phase and Option 2 is selected, the Annuitant’s Spouse may be added as a Joint Annuitant if he or she would have qualified as a Covered Life under the Contract (assuming that the Contract Owner elected to begin the Income Phase on that date rather than exercising the Annuitization Option).

•                  If the Annuitization Option is exercised during the Income Phase and Option 2 is selected, the Annuitant’s Spouse will be added as the Joint Annuitant if joint-life coverage was elected on the Income Activation Date (i.e., the Joint Annuitants will be the Covered Lives under the Contract).

•                  If Option 3 is selected (which may be selected only during the Income Phase), the Annuitant’s Spouse will be added as the Joint Annuitant if joint-life coverage was elected on the Income Activation Date (i.e., the Joint Annuitants will be the Covered Lives under the Contract). If the Contract is still in the Accumulation phase, the Income Phase will need to be activated before Option 3 is executed.

ANNUITY OPTIONS

If you exercise the Annuitization Option, the following three annuity options may be available:

•                  Option 1 – Life Annuity – We will make annuity payments during the lifetime of the Annuitant, terminating with the last payment due prior to the Annuitant’s death. Option 1 is available regardless of whether you exercise the Annuitization Option during the Accumulation Phase or the Income Phase.

•                  Option 2 – Joint and Last Survivor Annuity – We will make annuity payments during the lifetime of the Annuitant and the Joint Annuitant. Upon the death of either the Annuitant or Joint Annuitant, annuity payments will continue to be paid during the remaining lifetime of the survivor. Annuity payments cease with the final annuity payment due prior to the last survivor’s death. Option 2 is available regardless of whether you exercise the Annuitization Option during the Accumulation Phase or the Income Phase.

➢              The amount of the annuity payments under Option 1 and Option 2 will be calculated on the date of issue based on your purchase payment, the current purchase rates offered to similar classes of annuitants, and the annuity option that you select. The applicable purchase rate will never be lower than the guaranteed purchase rate set forth in your Contract.

•                  Option 3 – Continued Coverage Amount Annuity  – We will make annuity payments each year up to your Coverage Amount as of the date that the Annuitization Option is exercised. We will make such payments for the lifetime of the Annuitant (if you elected single-life coverage on the Income Activation Date) or the Joint Annuitants (if you elected joint-life coverage on the Income Activation Date). Option 3 is available only if you exercise the Annuitization Option during the Income Phase.

You do not enter the Benefit Phase under the Contract by exercising the Annuitization Option (except that the annuity stream payable under Option 3 is identical to the annuity stream that you would have received if you entered the Benefit Phase on the same day that you exercised the Annuitization Option).

THE CANCELLATION BENEFIT

In the event that the Contract is terminated due to the actions of a third-party (as determined by us in our sole discretion), the Contract Owner will have 30 Calendar Days to exercise the Annuitization Option. Examples of actions by third-parties that may result in termination of the Contract include, but are not necessarily limited to:

•                  If a Contract Owner’s Financial Intermediary deviates from agreed-upon parameters for investing his or her Covered Assets, resulting in a violation of the Investment Restrictions.

•                  If a Contract Owner’s custodian fails to remit funds necessary to pay the Contract Fee.

•                  If the Contract Owner’s custodian, Financial Intermediary, or Model Provider discontinues service.

•                  If the Contract Owner’s custodian fails to provide us with the information or data necessary to monitor the composition or activity of the Account.

CONTRACT ELIGIBILITY AND OWNERSHIP

CONTRACT OWNERSHIP

At all times while the Contract is in effect, the Contract must be owned:

(a)         By an individual;

(b)         By an individual and his or her Spouse;

(c)          By a trust acting as agent for an individual in accordance with Section 72(u) of the Code; or

(d)         By a Qualified Account holding assets on behalf of a Covered Life.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. On the Income Activation Date, a Contract Owner may elect “joint-life” coverage for the Covered

Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives.

Each Covered Life must be a natural person. After the Income Activation Date, you may not change your election of single-life or joint-life coverage.

CONTRACT ELIGIBILITY

This section sets forth the requirements for an individual or trust to be eligible to purchase the Contract. Please note that these requirements are in addition to the requirement to have an Account with an approved custodian and engage a Financial Intermediary that utilizes an approved Model Provider to manage your Account.

For Contracts owned by a single individual, the Contract Owner must on the Contract Date or at the time he or she becomes the Contract Owner (as described under “Death of a Contract Owner or Covered Life”) be:

(1)        Between the Attained Ages of 50 and 85; and

(2)        An owner of the Account or, when the Contract is held in connection with a Qualified Account, the sole beneficial owner of the Qualified Account.

For a Contract that is jointly owned by two individuals, the joint Contract Owners (or one of the joint Contract Owners as indicated below) must on the Contract Date or at the time they become joint Contract Owners be:

(1)        Both between the Attained Ages of 50 and 85; and

(2)        Spouses (at least one of the Spouses must be the owner or beneficial owner of the Account and the other Spouse must be the sole primary beneficiary or joint owner of the Account).

If a Contract is owned by a trust acting as agent for an individual in accordance with Section 72(u) of the Code, the individual for whom the Contract Owner acts as agent on the Contract Date, or at the time the trust becomes the Contract Owner on behalf of the individual (as described under “Death of a Contract Owner or Covered Life”), must be:

(1)        Between the Attained Ages of 50 and 85; and

(2)        An owner of the Account (or the Contract Owner must be the owner of the Account as agent for the individual).

If the Contract is owned by a Qualified Account, the beneficial owner of the Qualified Account must on the Contract Date or at the time he or she becomes the beneficial owner of the Qualified Account that is the Contract Owner be:

(1)        Between the Attained Ages of 50 and 85; and

(2)        The sole beneficial owner of the Qualified Account.

We reserve the right to change the persons to whom the Contract is offered in the future.

JOINT-LIFE COVERAGE

Joint-life coverage may be elected on the Income Activation Date. In all cases, the joint Covered Lives must be Spouses on the Income Activation Date.

Where referenced, the Attained Age of the joint Covered Lives means the Attained Age of the younger Covered Life. If joint-life coverage is elected, one or both of the joint Covered Lives must be alive at the time of the Insured Event, if it occurs, in order to begin receiving Guaranteed Benefit Payments. We may require satisfactory evidence that a Covered Life is alive before any payments can begin. Due to differences in the Coverage Percentages, if coverage for joint Covered Lives is elected on the Income Activation Date, the applicable Coverage Percentage will be 0.5% lower than if coverage was for a single Covered Life. For example, if the applicable Coverage Percentage for single-life coverage is 6.0%, then the corresponding Coverage Percentage for joint-life coverage is 5.5%.

The younger of the two joint Covered Lives must be at least age 60 to begin the Income Phase.

If joint-life coverage is elected for a Contract owned by a single individual, then on the Income Activation Date:

(1)         Both the Contract Owner and the Contract Owner’s Spouse must be between the Attained Ages of 60 and 85;

(2)         The Contract Owner’s Spouse must be the sole primary beneficiary of the Contract for the death distribution rules of Section 72(s) of the Code;

(3)         The Contract Owner’s Spouse must be the sole primary beneficiary or joint owner of the Account; and

(4)         The Contract Owner and the Contract Owner’s Spouse must both be Covered Lives.

If joint-life coverage is elected for a Contract owned by two individuals, the joint Contract Owners on the Income Activation Date must be:

(1)        Both between the Attained Ages of 60 and 85;

(2)        Spouses;

(3)        At least one of the Spouses must be the owner or beneficial owner of the Account and the other Spouse must be the sole primary beneficiary or joint owner of the Account;

(4)        The Covered Lives; and

(5)        The designated beneficiary of the other Contract Owner for the death distribution rules of Section 72(s) of the Code.

If the Contract is used in connection with a Qualified Account, in order for the Contract Owner to elect joint-life coverage on the Income Activation Date:

(1)        Both the Contract Owner and the Contract Owner’s Spouse must be between the Attained Ages of 60 and 85;

(2)        The Contract Owner’s Spouse must be the sole primary beneficiary of the Qualified Account; and

(3)        If there are joint Covered Lives, then the joint Covered Life who is not the Contract Owner must be the designated beneficiary of the Contract Owner for the death distribution rules of Section 401(a)(9) of the Code.

If the Contract is owned by a Qualified Account, in order for the Contract Owner to elect joint-life coverage on the Income Activation Date:

(1)        The Covered Lives must be Spouses

(2)        Both Covered Lives must be between the Attained Ages of 60 and 85; and

(3)        The Spouse of the beneficial owner of the Qualified Account must be the sole primary beneficiary of the Qualified Account.

Important Considerations –

•                Unless otherwise stated, the age of the Covered Lives means the age of the younger Covered Life.

•                After the Income Activation Date, if there is a death of one Spouse, the Coverage Percentage will not change (i.e., it will remain at the joint-life rate).

•                The Insured Event condition that a Covered Life be alive during the Income Phase when the Covered Assets are reduced to below $2,500 will be met if either or both Covered Lives are alive at that time. The benefit payments, if any, will continue for as long as either Covered Life is alive. We may require satisfactory evidence that a Covered Life is alive before any benefit payments begin.

•                If, at the time of your death, your Spouse cannot continue to keep the Contract in force under the Code (for example, you are divorced), then the Contract will terminate and no benefits will be paid.

•                If the joint Contract Owners plan to elect joint-life coverage on the Income Activation Date, as discussed above, the joint Contract Owners must be spouses.

We reserve the right to change the Attained Ages set forth above for newly-issued Contracts.

DIVORCE

The Contract Owner must immediately notify us if he or she completes divorce proceedings regardless of whether he or she is the sole Contract Owner. We may require the Contract Owner to provide us with court records and other information. Transferring or dividing the Account may constitute a withdrawal or Excess Withdrawal, depending on the amounts involved and when concluded.

Divorce Occurring During the Accumulation Phase or the Income Phase

If the Contract Owner’s former spouse does not become the sole owner of the Account as a result of a divorce, the Contract Owner may continue the Contract uninterrupted.

If the former Spouse of the Contract Owner becomes the sole owner of the Account as a result of a divorce, then the Contract Owner may request that the Contract be reissued with the former Spouse as the sole Contract Owner and sole Covered Life. Otherwise, the Contract will be terminated. For the Contract to be reissued, the former Spouse must comply with the requirements applicable to a purchaser of a Contract and must submit an application to us. If the Contract is reissued, then the former Spouse will begin the Contract in the Accumulation Phase and a new Coverage Base will apply (calculated as of the date the new Contract is issued).

If the Account is divided between the Contract Owner and former Spouse, the Contract Owner or Contract Owners may request that that the Contract be reissued as one or two new Contracts. Otherwise, the Contract will be terminated. For each reissued Contract, the requirements applicable to a purchaser of a Contract must be satisfied, and a new application must be submitted to us. If a Contract is reissued, each Contract will begin in the Accumulation Phase and a new Coverage Base will apply (calculated as of the date the new Contract is issued).

In the case of a Contract for which joint-life coverage was elected on the Income Activation Date, if there is a divorce and one of the joint Covered Lives dies before the date on which the Insured Event occurs, the Contract will terminate as of the date of death in order to comply with the Code unless a single-life Contract or two single-life Contracts have been issued before the date of death.

Divorce Occurring During the Benefit Phase

If the divorce occurs after the Activation Date, the terms of the divorce settlement agreement or court-issued divorce decree will govern the disposition of any subsequent benefit payments and the transfer of the rights under the Contract; provided, however, that Guaranteed Benefit Payments may not be split or divided (i.e., we will not make payments to multiple payees).

DEATH OF A CONTRACT OWNER OR COVERED LIFE

Death During the Accumulation Phase

Prior to the Income Activation Date, if the Contract Owner (also the Covered Life) dies, the Contract will terminate as of the date of death and no payments will be made under the Contract. However, the Contract may be continued by the deceased Contract Owner’s Spouse if all of the following conditions are met:

(1)         The Contract is in force on the date of death;

(2)         The deceased Contract Owner’s (or Qualified Account beneficial owner’s) Spouse on the date of death is the sole beneficiary of the Account;

(3)         The Spouse becomes the sole owner of the Account (or with respect to a Qualified Account the sole beneficial owner of a compliant Qualified Account where the Covered Assets and if applicable the Contract was rolled in accordance with the Code); and

(4)         The Spouse meets the eligibility requirements for issuing a Contract.

If all of the above conditions are met, the surviving Spouse may elect to continue the Contract. In that event, the surviving Spouse will become the Contract Owner (unless the Contract is owned by a Qualified Account whose beneficial owner is the surviving Spouse) and the Covered Life.

If a single-life Contract is owned by a trust, then the foregoing provisions shall apply, except that the Covered Life will be substituted for the Contract Owner.

Death During the Income Phase

For a single-life Contract, if any Contract Owner dies during the Income Phase, the Contract will terminate as of the date of death and no further payments will be made under the Contract. However, the deceased Contract Owner’s Spouse may re-elect the Contract if the conditions set forth under “Death During the Accumulation Phase” above are satisfied. If a single-life Contract is owned by a trust, then the foregoing provisions shall apply, except that the Covered Life will be substituted for the Contract Owner.

For a joint-life Contract owned by a single individual, if the Contract Owner dies during the Income Phase, the surviving Spouse must continue the Contract or it will be terminated and no benefits will be made under the Contract. For a joint-life Contract owned by two individuals (who must be Spouses), if a Contract Owner dies during the Income Phase, the Contract will continue uninterrupted with the surviving spouse as the sole Contract Owner. In either case, the Contract will thereafter be treated as a single-life Contract.

Death During the Benefit Phase

For single-life Contracts, upon the death of the Contract Owner (who must be the Covered Life), the Contract will terminate and Guaranteed Benefit Payments shall cease. If a single-life Contract is owned by a trust, the Contract will terminate and Guaranteed Benefit Payments shall cease upon the death of the Covered Life.

For joint-life Contracts, the Contract will terminate and Guaranteed Benefit Payments shall cease when both Covered Lives have died.

TAX INFORMATION

For the purposes of Section 401(a)(9) of the Code, in the case of a Contract owned by a Qualified Account, the Spouse of the beneficial owner of the Qualified Account shall be the sole designated beneficiary of the Qualified Account.

For purposes of section 72(s) of the Code:

•                  In the case of a Contract owned by one individual, the Spouse of the Contract Owner shall be the designated beneficiary of the Contract Owner, and

•                  In the case of a jointly owned Contract, each joint Contract Owner shall be the designated beneficiary of the other Contract Owner.

In all events, the Contract will comply with Section 72(s) or 401(a)(9) of the Code, as applicable.

APPROVED CUSTODIANS

Currently, the Contract is offered only to investors whose Accounts are with approved custodians. Your Account must be with by an approved custodian at all times while the Contract remains in effect. A current list of approved custodians is available at www.retireone.com.

We may remove custodians from our list of approved custodians at any time. You will be sent written notice if we remove your custodian from our list of approved custodians. If your custodian is no longer an approved custodian, you must:

(1)         Move your Account to an approved custodian within 90 Calendar Days of written notice;

(2)         Maintain compliance with the Investment Restrictions and provide or give us access to the information or data necessary to monitor the composition and activity of your Account at all times; and

(3)         Comply with all other applicable terms of the Contract.

If you fail to satisfy these conditions, we will terminate your Contract without value. Different custodians may assess different fees and charges for their services. Accordingly, if you are required to transfer from an ineligible custodian to an approved custodian, you may be subject to higher fees and charges.

If your approved custodian is the sponsor or trustee of your Qualified Account, and the custodian discontinues its service, you must (i) replace the custodian, sponsor, or trustee with another approved custodian within 90 Calendar Days of discontinuance of service, (ii) maintain compliance with the Investment Restrictions and provide or give us access to the information or data necessary to monitor the composition and activity of your Account at all times, and (iii) comply with all other applicable terms of the Contract. If you fail to do so, we will terminate your Contract without value.

APPROVED MODEL PROVIDERS

Currently, the Contract is offered only to investors who engage a Financial Intermediary that utilizes an approved Model Provider. A current list of approved Model Providers is available at www.retireone.com.

We reserve the right to approve only a single Model Provider and to approve additional Model Providers in the future. We will not remove a Model Provider from our list of approved Model Providers unless the Model Provider discontinues service or its services become incompatible with the Contract. If we remove a Model Provider from our list of approved Model Providers, we will provide affected Contract Owners with 30 days’ advance written notice. During that time period, a Contract Owner’s Financial Intermediary must begin managing the Account using an approved Model Provider, or the Contract Owner must engage a new Financial Intermediary that utilizes an approved Model Provider. Otherwise, the Contract will be terminated. A Contract Owner may choose to exercise the Cancellation Benefit upon any such termination.

CONTRACT TERMINATION

FREE LOOK PERIOD

After you purchase and receive the Contract, you are given a Free Look Period of 30 Calendar Days. If you provide written notice of cancellation to us within 30 days after receiving the Contract (or such longer period as your state may require), the Contract will be terminated without value and we will return any Contract Fees that you paid.

CANCELLATION BY CONTRACT OWNER AFTER THE FREE LOOK PERIOD

You may cancel the Contract at any time by sending written notice to us. If you cancel the Contract outside of the Free Look Period, we will not refund any Contract Fees that you may have paid and unpaid accrued Contract Fees will become due immediately. If you cancel your Contract, we may restrict your ability to purchase a new Contract within one (1) year of the date you elected to cancel the Contract. If the Contract Owner terminates the Contract and subsequently purchases a new contingent annuity Contract or similar product, if available, the new investment may not be as advantageous as the coverage terms available through the Contract.

TERMINATION OF THE CONTRACT

The Contract will terminate upon the earliest of:

•          A relevant Contract Owner’s or Covered Life’s death, as the case may be, prior or after to the Insured Event, as described in “Death of a Contract Owner or Covered Life”;

•          Upon assignment, pledge, viatication, levy, or garnishment of any Covered Assets or any of the rights under the Contract to Guaranteed Benefit Payments;

•          Upon failure to comply with the Investment Restrictions, as described in “Investment Restrictions”;

•          Upon non-payment of Contract Fees, as described in “Contract Fees”;

•          On the date the Coverage Base or Coverage Amount is reduced below $2,500 due to an Excess Withdrawal, as described in “The Accumulation Phase” and the “Income Phase”;

•          On the date we receive any Contract Owner’s written notice of cancellation;

•          If we are not provided or given access to the information or data necessary to monitor the composition and activity of the Account;

•          Upon exercise of the Annuitization Option, as described under “Annuitization Option”;

•          If the Contract Owner/Covered Life’s age (or Contract Owner’s/Covered Life’s Spouse’s age in the case of joint-life coverage) is misstated and the Contract would not have been issued had such age(s) not been misstated;

•          If the Contract Owner does not transfer the Account to an approved custodian within the prescribed time following removal of a custodian from the list of approved custodians, as described under “Approved Custodians”;

•          If the Contract Owner fails to take affirmative action if the Model Provider utilized by his or her Financial Intermediary is no longer an approved Model Provider, as described under “Approved Model Providers”;

•          If the Contract Owner does not have a Financial Intermediary for his or her Account;

•          If the Contract Owner makes an impermissible Subsequent Contribution as described in this prospectus;

•          Change of law as described in “Additional Information – Amendments”; or

•          We satisfy all obligations with respect to the payment of Guaranteed Benefit Payments.

Unless you cancel the Contract during the Free Look Period, upon termination of the Contract, we will not refund any previously-paid Contract Fees. In addition, if the Contract is terminated for any reason other than death during the Accumulation Phase or the Income Phase on any day other than a Calendar Quarterversary (or the next Valuation Date on which the Contract Fee is due), the Contract Fees accrued during that Calendar Quarter will become due immediately.

After the Company satisfies all obligations with respect to any benefit established under the Contract, the Contract will terminate and we will be relieved of all further liability.

DISTRIBUTION OF THE CONTRACT

We have entered into an underwriting agreement with GAD, an affiliate of the Company, for the distribution and sale of the Contracts. Commonwealth Annuity and GAD are under common control, as both are wholly-owned subsidiaries of Global Atlantic Financial Group Limited.

Pursuant to Commonwealth Annuity’s agreement with GAD, GAD serves as principal underwriter for the Contracts, offering them on a continuous basis. GAD is not obligated to sell any specific number or dollar amount of Contracts. GAD is obligated only to use its best efforts to locate retail broker-dealers to solicit applications for the Contract. GAD is located at 82 Hopmeadow Street, Suite 200, Simsbury, CT 06089.

GAD is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as well as with the securities commissions of the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”). More information about GAD is available through FINRA at http://www.finra.org or by calling (800) 289-9999.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD. The financial professionals of these selling firms are registered with FINRA and with the states in which they do business, and are licensed as insurance agents in the states in which they do business and are appointed as insurance agents by us. GAD may sell the Contracts through affiliated and unaffiliated broker-dealers.

No commissions are paid for sales of the Contract. See the prospectuses for the Covered Model Funds for information on sales charges and compensation for sales of those investments.

We pay compensation to RetireOne™, our third-party administrator, for providing administrative services related to calculating values under the Contract and monitoring the composition and activity of the Contract Owners’ Covered Assets in accordance with the requirements of the Contract.

We may discontinue offering the Contract at any time.

TAX CONSIDERATIONS

The following is a general discussion based on our interpretation of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. In general, this discussion does not address the tax treatment of transactions involving the investments in your Covered Assets except insofar as the Contract itself may be relevant to such treatment. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences, of the Contract. Tax consequences will depend on your individual circumstances.

The Contract is new and innovative and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any judicial decisions, administrative rulings, or other published authorities. While the IRS recently issued favorable private letter rulings (“PLRs”) concerning products similar to the Contract issued by other insurance companies, these rulings are not binding on the IRS with respect to the Contract. Due to factual differences between the Contract and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Contract, now or in the future. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Contract or the effect (if any) of the purchase of a Contract on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them.

Please consult your own qualified tax advisor regarding the potential tax consequences of the Contract in your particular circumstances.

Different tax rules apply to Qualified Accounts and Non-Qualified Accounts and the related Contracts, and the tax rules applicable to Qualified Accounts vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. We may occasionally enter into settlements with owners and beneficiaries to resolve issues relating to the Contract. Such settlements will be reported on the applicable tax form (e.g., Form 1099) provided to the taxpayer and the taxing authorities.

NON-QUALIFIED ACCOUNTS

Treatment of a Contract as an Annuity Contract

Although no controlling guidance has been issued, consistent with PLRs that have been issued by the IRS with respect to similar products offered by other insurance companies, we intend to treat a Contract as an annuity contract for federal income tax purposes. As noted above, however, these rulings are not binding on the IRS with respect to the Contract. Due to factual differences between the Contract and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Contract, now or in the future. Thus, while we believe that the factual differences between the Contract and the products involved in the PLRs should be immaterial and that the reasoning underlying the PLRs supports treating a Contract as an annuity for federal income tax purposes, it is possible that a Contract could be treated as some other type of financial instrument or derivative for such purposes, with different tax consequences than if it were treated as an annuity. If you are the holder or beneficiary of a Contract, in view of the limited guidance you should consult your own tax advisor regarding the proper tax treatment of a Contract.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified contract needs to contain certain provisions prescribing distributions that must be made when an owner of the Contract dies. We believe that by its terms, a Contract satisfies these requirements. In all events, we will administer a Contract to comply with these federal tax requirements.

As a general rule, a Contract also needs to be owned by a natural person to be treated as an annuity contract for federal income tax purposes. Under the relevant rules, however, a Contract that is owned by a trust is treated as owned by a natural person for federal income tax purposes. If someone other than a natural person will be the owner of a Contract, a tax advisor should be consulted before the Contract is purchased to determine whether the Contract will be treated as owned by a natural person.

It is possible that at certain advanced ages, a Contract might no longer be treated as an annuity contract if the Insured Event has not occurred before that age. You should consult with a tax advisor about the tax consequences in such circumstances.

Treatment of Benefit Payments under a Contract

Assuming that a Contract is treated as an annuity contract for tax purposes, payments under the Contract beginning if and when the Insured Event occurs should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate total Contract Fees you have previously paid under your Contract (your “investment in the Contract”) until you recover all of your investment in the Contract. The amount that is not taxable prior to recovering all of your investment in the Contract should be based upon the ratio of your investment in the Contract to the expected value of the annuity payments to be made under the Contract if and when the Insured Event occurs.

It is, however, possible that the IRS may take the position that your aggregate total Contract Fees constitute nondeductible expenses that are not includible in your investment in the Contract. If the IRS were to successfully take this position, the entire amount of each benefit payment would be taxable in full as ordinary income. At present, we intend to treat the aggregate total Contract Fees you have paid for your nonqualified Contract as amounts includible in your investment in the Contract.

After you recover all of your investment in the Contract, Guaranteed Benefit Payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Contract.

In addition, we will withhold and send to the U.S. Government a part of the taxable portion of each payment made under a Contract unless you notify us before payment of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax.

Separate Treatment of a Contract and an Account

Consistent with PLRs that have been issued by the IRS with respect to similar products issued by other insurance companies, we intend to treat a Contract as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. There is no controlling authority directly authorizing this treatment, however, and you should consult a tax advisor on the issue.

Your Account

In view of the conclusions reached in these PLRs, we believe that the tax treatment of transactions involving the assets in your Account including redemptions, dispositions, and distributions with respect to such assets, ought to generally be the same as such treatment would be in the absence of a Contract. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets covered by a Contract.) Thus, in general, we believe that (1) distributions and dividends on investments in your Account will not be treated as payments under your Contract, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your assets in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Contract; and (3) the purchase of a Contract should not result in either (a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Account otherwise constituting “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) or (b) under the so-called “straddle” rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Account are sold or exchanged. (These conclusions are in part based on the low probability that your Covered Asset Value will be reduced below $2,500 and you will receive Guaranteed Benefit Payments.)

There are no published legal authorities directly supporting our conclusions and the relevant guidance is potentially susceptible to differing interpretations. Thus, the IRS may disagree with our interpretations. If the IRS were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of assets in your Account. Furthermore, even if our interpretations are correct, it is possible that the tax consequences under the qualified dividend and straddle rules could change depending on changes in your circumstances in future years, particularly if losses are realized at a time when it has become likely that your Covered Asset Value will be reduced below $2,500 and you will receive Guaranteed Benefit Payments thereafter. The tax consequences could also change due to changes in the tax laws. Given the novelty of a contract, you should consult your own tax advisor as to the tax consequences, if any, of a Non-Qualified Account under these rules and other relevant tax provisions, both at the time of initial purchase and in subsequent years.

Payment of the Contract Fee

Payment of the Contract Fee with proceeds from the sale of investment assets held in your Account or from the cash account may have tax consequences. You should consult a tax advisor for further information.

QUALIFIED ACCOUNTS

The Contract may be used with traditional IRA and Roth IRA Accounts. A Contract may be purchased in connection with Covered Assets held under either of these arrangements. The Contract may either be held as an asset of the Qualified Account or may be held directly by the Covered Life who is the beneficial owner of the Qualified Account.

The tax results for a Contract may vary according to the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Contract with any Qualified Account. Beneficial owners under any Qualified Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under any Qualified Account are subject to the terms and conditions of that Qualified Account or limited by applicable law, regardless of the terms and conditions of the Contract.

We may discontinue offering the Contracts to new purchasers that plan to use the Contract with a Qualified Account. The Contract is generally available only with respect to the Qualified Account for which the Contract is purchased.

We are not responsible for determining whether the Contract complies with the terms and conditions of, or applicable law governing, any Qualified Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider for the Qualified Account are responsible for determining that distributions, beneficiary designations, Investment Restrictions, charges and other transactions under the Contract are consistent with the terms and conditions of the Qualified Account and applicable law.

Traditional IRAs, tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans are subject to lifetime required minimum distribution rules. Withdrawals from your Covered Assets taken during the Income Phase to meet required minimum distribution requirements may be made available as an Additional Coverage Amount and, if so, do not cause an Excess Withdrawal. (See “Additional Coverage Amount.”)

The Contract Fee may be paid from assets in your Qualified Account if permitted under the terms of the Qualified Account. You should consult your tax advisor regarding the tax consequences of paying the Contract Fee from your Qualified Account. If your Qualified Account is the only source to pay the Contract Fee and is insufficient to pay the Contract Fee or is not permitted under the terms of the Qualified Account to pay the Contract Fee, the Contract will terminate.

The actuarial present value of the Contract (calculated in accordance with Treasury Regulation 1.401(a)(9)-6) may need to be included in the value of your Qualified Account for the purposes of calculating the required minimum distribution amount for the Qualified Account.

Numerous changes have been made to the income tax rules governing Qualified Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions. The following is a general description of Qualified Accounts and of the use of the Contract in connection with those Accounts.

Code Provisions Related to Qualified Accounts

Sections 408(a) and 408A of the Code permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA,” respectively. Section 403(b)(7) of the Code permits employees of eligible employers to contribute to tax- sheltered annuity custodial accounts. Section 457 of the Code permits employees under an eligible deferred compensation plan to contribute to such plan. Section 401(a) of the Code permits employees of employers who establish qualified plans to contribute to such plans.

Tax on Certain Distributions Relating to Qualified Accounts

In the case of distributions to you from your traditional IRA (see discussion of Roth IRA below), your tax-sheltered annuity custodial account or your qualified plan, a ratable portion of the amount received is taxable as ordinary income, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA, tax-sheltered annuity custodial account or qualified plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs, tax-sheltered annuity custodial accounts, or qualified plans subject to certain exceptions set forth in the Code. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 ½; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint-life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA must commence no later than April 1 of the calendar year following the year in which you attain age 70 ½. Distributions from a tax- sheltered annuity custodial account, eligible deferred compensation plan or qualified plan must commence not later than the later of April 1 of the calendar year following the year in which you attain age 70 ½ or the calendar year in which you retire. Required distributions must be made at least annually over a period not exceeding your life (or life expectancy) or the joint lives (or joint-life expectancies) of you and your designated beneficiary. Distribution requirements also apply to IRAs upon the death of the IRA owner and to tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans upon the death of the participant. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non- deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax and other special tax rules apply. You may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA on any taxable amount.

Distributions may be subject to withholding for the recipient’s U.S. federal income tax liability, although recipients who are U.S. citizens may generally elect not to have tax withheld from such payments.

Qualified Accounts and Continuation of the Contract

For non-IRA Qualified Accounts holding the Contract, if the surviving Spouse of the beneficial owner of the Qualified Account wishes to continue the Contract, the surviving Spouse must rollover the Covered Assets and the Contract to a compliant Qualified Account holding assets at an approved custodian. The surviving Spouse must be the beneficial owner of the Qualified Account and the Covered Life. This rollover requirement may limit or prevent the surviving Spouse from receiving any benefits under a joint-life Contract (or continuing a single-life Contract). You should take this into consideration when deciding whether you want to cover joint lives with assets held in your non-IRA Qualified Account.

This rollover requirement may limit or prevent the surviving Spouse from receiving any benefits under a joint-life Contract (or continuing a single-life Contract). You should take this into consideration when deciding whether you want to cover joint lives with assets held in your non-IRA Qualified Account.

Spouse

The Contract provides that joint Covered Lives must be Spouses and that a surviving Spouse may have certain continuation rights. All Contract provisions relating to spousal continuation are available only to a person recognized as a spouse in the state where the couple was legally married. The term Spouse does not include a party to a domestic partnership, civil union, or similar relationship that is not denominated a marriage under a state’s law. Consult a tax adviser for more information on this subject.

Seek Tax Advice

The above description of federal income tax consequences of the different types of arrangements which may be covered by a Contract offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Contract in connection with an arrangement described above should first consult a qualified tax advisor, with regard to the suitability of the Contract for such arrangement.

OTHER TAX MATTERS

Medicare Tax

Distributions from nonqualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) from a Contract to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). We are required to report distributions made from nonqualified annuity policies as being potentially subject to this tax. While distributions from Qualified Accounts are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare Tax thresholds have been met. Please consult a tax advisor for more information.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

ADDITIONAL INFORMATION

CONTRACT OWNER QUESTIONS

Questions regarding the Contract should be directed to the Service Center.

PERIODIC STATEMENTS

We will mail Contract Owners periodic statements on a quarterly basis. These mailings will show the Contract’s quarterly activity. Contract Owners should promptly notify the Service Center of any address change. Contract Owners should review statements and confirmations carefully. All errors or corrections must be reported to us immediately. Unless we are notified within thirty (30) days of receipt of the statement, we will assume statements are correct.

ADMINISTRATION OF THE CONTRACT (THIRD-PARTY ADMINISTRATOR)

We pay compensation to RetireOne™, our third-party administrator, for providing administrative services related to calculating values under the Contract and monitoring the composition and activity of the Contract Owners’ Covered Assets in accordance with the requirements of the Contract. Among other functions, RetireOne™ will monitor and calculate your Contributions, Covered Asset Value, Coverage Base, Coverage Percentage, Coverage Amount, Covered Amount Withdrawals, Contract Fee Withdrawals, Excess Withdrawals, and Guaranteed Benefit Payments. RetireOne™ will also monitor the composition of your Covered Assets for compliance with the Investment Restrictions and other requirements of the Contract.

NOTICE

Where notice is required to be made to Commonwealth Annuity, such notice must be in writing, signed, and received at our Service Center. For some information or transactions, we may accept electronic notice, such as internet or telephone instructions. Such electronic notice must meet the requirements that we establish for such notices.

MISSTATEMENTS OF AGE

If any Covered Life’s Attained Age is misstated, benefits will be adjusted to what the correct Attained Age of the Covered Life would provide. Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. However, if the Contract would not have been issued had such age(s) not been misstated, the Contract will be treated as void from inception and no benefits will be paid. We may require proof of age at any time.

EVIDENCE OF DEATH, AGE, GENDER, OR SURVIVAL

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

AMENDMENTS

The Contracts are intended to qualify as annuity contracts for federal income tax purposes. The provisions of the Contract are to be interpreted to maintain such qualification. To maintain such qualification, we may unilaterally amend the Contract to reflect clarifications which may be needed or are appropriate to maintain such tax qualification or to conform the Contract to any applicable changes in tax qualification requirements. Please note that any impediment to our ability to exercise this right may result in adverse tax consequences.

We may also amend or delete any term or provision of the Contract based upon any change of law. A change of law may include, but is not limited to, any change in surplus or reserving requirements relating in any manner to this Contract, as well as the application of any new or additional laws, regulations, bulletins, directives, or official interpretations with respect to the Contract or contingent deferred annuities generally. We may terminate the Contract in any state if this type of Contract is considered to be financial guaranty insurance.

We may also amend the Contract to add provisions required by any state insurance department, changes in legislation, judicial decree, or regulatory order.

We may, from time to time, offer existing Contract Owners the right to relinquish any or all of their rights under their Contract in consideration for any form of remuneration or other benefits, including exchanges of the Contract for other investments that we may then be offering.

Any changes to the Contract will be delivered to the Contract Owner and signed by our President, Secretary, or Vice President.

ENTIRE CONTRACT

This prospectus describes the material provisions of the Contract. The Contract; any amendments, endorsements, or riders thereto; and the Contract application constitute the entire contract between the Contract Owner and us. All statements in the enrollment form are representations and not warranties.

ASSIGNABILITY

In general, the Contract and all applicable rights thereunder (such as the right to receive Guaranteed Benefit Payments) may not be transferred, sold, assigned, pledged, charged, securitized, encumbered, or alienated. We are not responsible for the validity or tax consequences of any assignment.

LEGAL MATTERS

[     ] has provided legal advice on certain matters in connection with the issuance and operation of the Contracts. Eversheds Sutherland (US) LLP has provided legal advice to Commonwealth Annuity regarding certain matters under the federal securities laws that relate to the Contracts.

EXPERTS

[To be added by pre-effective amendment]

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of a registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement and the exhibits thereto are omitted from this prospectus in accordance with the rules and regulations of the SEC. References in this prospectus to any of our contracts or other documents are not necessarily complete, and, if a contract or document has been filed as an exhibit, you should refer to the exhibits attached to the registration statement for a copy of the actual contract or document. You can read and copy free of charge any information that we file with the SEC at the SEC Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any information that we file with the SEC is also available electronically at the SEC’s website, http://www.sec.gov. None of the information contained on, or that may be accessed through our websites or any other website identified in this prospectus is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

STATE VARIATIONS

[To be added by pre-effective amendment]

ABOUT COMMONWEALTH ANNUITY

The Company’s Principal Office is located at 20 Guest Street, Brighton, MA 02135, Telephone: 508-460-2400.

The Company is a life insurance company organized under the laws of Delaware in July 1974. Effective December 31, 2002, the Company became a Massachusetts domiciled insurance company. Effective September 1, 2006, the Company changed its name from Allmerica Financial Life Insurance and Annuity Company to Commonwealth Annuity and Life Insurance Company. The Company is a direct subsidiary of Global Atlantic (Fin) Company, a Delaware corporation, and an indirect wholly-owned subsidiary of Global Atlantic Financial Group Limited, a Bermuda exempted company.

The Company is subject to the laws of the state of Massachusetts governing insurance companies and to regulation by the Commissioner of Insurance of Massachusetts. In addition, Commonwealth Annuity is subject to the insurance laws and regulations of other states and jurisdictions in which it is licensed to operate.

At this time, we are relying on an exemption from the periodic reporting requirements of the Exchange Act, as provided by Rule 12h-7 under the Exchange Act, to avoid any such periodic reporting obligation. We reserve the right to stop relying on this exemption at any time.

Additional information about Commonwealth Annuity may be found in Appendix B. To request information about Commonwealth Annuity, contact the Service Center.

FINANCIAL CONDITION OF THE COMPANY

The Contract is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy our obligations under the Contracts. Any benefits paid after the Insured Event will be paid from our general account and, therefore, are subject to our claims-paying ability. We issue other types of insurance policies and financial products as well, and we pay our obligations under these products from our assets in the general account.

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account. To meet our claims-paying obligations, we monitor our reserves so that we hold sufficient amounts to cover expected contract and claims payments. However, it is important to note that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. We manage our capital position with the aim to maintain sufficient capital to meet our policyholder and other obligations under severely adverse market and economic conditions. Adverse market and economic conditions may, however, negatively impact our capital position as such conditions may cause decreases in the value of our general account investments and because our policyholder liabilities are sensitive to changing market conditions.

We encourage both existing and prospective Contract Owners to read and understand our financial statements. We prepare our financial statements on a GAAP basis. Our financial statements are included in Appendix B to this prospectus

CYBER-SECURITY RISKS

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service attacks on websites and other operational disruptions, and unauthorized release of confidential customer information. Cyber-attacks affecting us, intermediaries, and other affiliated or third-party service providers may adversely affect us and our ability to effectively monitor your Account. Cyber-attacks may cause the release and possible destruction of confidential customer or business information, impede processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses, and/or cause reputational damage. There can be no assurance that cyber-attacks on us or our service providers will not affect your Contract or that there will not be security breaches in the future.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity contracts) under various circumstances. This “escheatment” is revocable, however, and the state is obligated to pay the applicable proceeds if the property owner steps forward to claim it with the proper documentation. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for owners, annuitants, beneficiaries, and other payees.

DEFINITIONS

Account: The account within which the Covered Assets are held.

Accumulation Phase: The Contract phase that begins on the Contract Date and ends on the Income Activation Date.

Additional Coverage Amount: In connection with Qualified Accounts, the additional amount (because of RMD Withdrawals, if any) that the Contract Owner may withdraw from Covered Assets in excess of the Coverage Amount in a Contract Year without reducing the benefit of the Contract.

Annuitant: The person to whom annuity payments are made, and on whose life annuity payments are based, for a single premium immediate annuity issued pursuant to the Annuitization Option.

Annuitization Option: The option that may be exercised by the Contract Owner at any time and for any reason during the Accumulation Phase or the Income Phase in order to obtain an annuitized payment stream in the form of a single premium immediate annuity. Your Contract terminates when you exercise the Annuitization Option.

Attained Age: The age of a person as of his or her last birthday.

Automatic Reset (Automatically Reset): The automatic increase to the Coverage Base that may occur on each Contract Anniversary during the Accumulation Phase until (but not including) the twenty-first (21st) Contract Anniversary.

Benefit Phase: The Contract phase that begins when the Insured Event occurs, if ever, and ends when the Covered Life (or the survivor of two Covered Lives, if joint-life coverage was elected) dies.

Calendar Day: Any 24 hour day as denoted on the calendar.

Calendar Quarter:  The three-month period between each Calendar Quarterversary.

Calendar Quarterversary: The same Calendar Day of each successive three-month period beginning on the Contract Date. If a Calendar Quarterversary does not fall on a Valuation Date, the values and calculations associated with such Calendar Quarterversary will be made as of the next following Valuation Date. If the Contract Date falls on the 29th, 30th, or 31st and there is no corresponding date in a subsequent third month, or falls on a non-Valuation Date, the values and calculations associated with such Calendar Quarterversary will be made as of the next following Valuation Date.

Code: The Internal Revenue Code of 1986, as amended.

Commonwealth Annuity, the Company, us, we, our: Commonwealth Annuity and Life Insurance Company, the issuer of the Contract.

Contract: The individual contingent deferred annuity described in this prospectus.

Contract Anniversary: Each anniversary of the Contract Date. If a Contract Anniversary does not fall on a Valuation Day, the values and calculations associated with such Contract Anniversary will be made as of the next following Valuation Day.

Contract Date: The date on which we issue the Contract to the Contract Owner.

Contract Fees: The fees we charge the Contract Owner for the Contract during the Accumulation Phase and the Income Phase. Contract Fees are accrued on each Valuation Date and due quarterly on each Contract Quarterversary.

Contract Fee Withdrawal:  A one-time withdrawal that may be taken each Calendar Quarter. To qualify as a Contract Fee Withdrawal, the withdrawal must (i) be taken within 60 Calendar Days beginning on the date your Contract Fees for the preceding Calendar Quarter end and (ii) be equal to or less than the Contract Fees for that Calendar Quarter. Unused Contract Fee Withdrawals do not carry over into future Calendar Quarters.

Contract Owner(s): The person(s) purchasing and owning the Contract.

Contract Year: Each twelve-month period beginning on the Contract Date or a Contract Anniversary.

Contributions: The Initial Contribution and all Subsequent Contributions.

Coverage Amount: During the Income Phase, the amount that the Contract Owner may withdraw from Covered Assets in a Contract Year without taking an Excess Withdrawal. During the Benefit Phase, the Coverage Amount is the amount in Guaranteed Benefit Payments that we will pay each Contract Year in the form of a lifetime annuity, provided certain conditions are met. The Coverage Amount is calculated on the Income Activation Date by multiplying the Coverage Base by the Coverage Percentage.

Coverage Base: The amount that is multiplied by the Coverage Percentage to determine the Coverage Amount. The Coverage Base is initially established on the Contract Date and recalculated upon certain events throughout the Accumulation Phase and the Income Phase.

Coverage Base Cap: The maximum limit on the Coverage Base.

Coverage Percentage: The percentage that the Coverage Base is multiplied by to determine the Coverage Amount. The Coverage Percentage that is applicable  on the Income Activation Date is the Current Coverage Percentage that is disclosed in the Rate Sheet Prospectus Supplement that was in effect at the time you applied for and funded your Contract.  It will not change thereafter under any circumstances except as described under “Contract Eligibility and Ownership — Divorce.”

Covered Asset Value: The value of the Covered Assets held in the Account at the close of any Valuation Date.

Covered Assets: The asset held in the Account while the Contract remains in effect.

Covered Life (or Covered Lives): The person (or persons) on whose life (or lives) benefits under the Contract are based. Guaranteed Benefit Payments are paid to the Covered Life or Covered Lives.

Covered Model Funds: The share classes of mutual funds and shares of ETFs that comprise the Covered Models.

Covered Models: The weighted asset allocation models designated as eligible investments under the Investment Restrictions.

Covered Amount Withdrawals: Amounts withdrawn during a Contract Year in the Income Phase up to the Coverage Amount (and any Additional Coverage Amount, as applicable) are Covered Amount Withdrawals. Covered Amount Withdrawals do not reduce the benefit of the Contract, unlike Excess Withdrawals.

Current Fee Percentage: The annualized current fee associated with a particular Fee Category.

ETF: Exchange-traded fund.

Excess Withdrawal: During the Accumulation Phase, all withdrawals are treated as Excess Withdrawals, except Contract Fee Withdrawals. During the Income Phase, aggregate withdrawals during a Contract Year in excess of the Coverage Amount (and any Additional Coverage Amount for RMD Withdrawals, as applicable) are treated as Excess Withdrawals. Contract Fee Withdrawals do not count against the Coverage Amount during the Income Phase. Excess Withdrawals will reduce (perhaps significantly) and even eliminate the benefit of the Contract. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated without value.

Exchange Act: Securities Exchange Act of 1934, as amended.

Fee Categories: The categories of fees that are used to determine the Current Fee Percentage applicable to a Contract. Each Covered Model belongs to one Fee Category.

Financial Intermediary: The broker-dealer or registered investment advisor you have engaged to provide advice on the management of your Account.

GAD: Global Atlantic Distributors LLC, the principal underwriter of the Contracts. GAD is an affiliate of Commonwealth Annuity.

Guaranteed Benefit Payments: The annual lifetime payments to the Covered Life (or Covered Lives, if joint-life coverage was elected) during the Benefit Phase.

Income Activation Date: The date the Contract Owner begins the Income Phase.

Income Phase: The Contract phase that begins on the Income Activation Date and ends when the Insured Event occurs, if ever.

Initial Contribution: The Covered Asset Value on the Contract Date.

Insured Event: The reduction of the Covered Asset Value below $2,500 during the Income Phase for a reason other than an Excess Withdrawal, provided that certain requirements under the Contract are satisfied.

IRA:  Individual Retirement Accounts governed by Code Sections 408 (IRA) or 408A (Roth IRA).

IRS: The Internal Revenue Service.

Investment Restrictions: The investment requirements imposed by the Contract on the composition of the assets in an Account.

Joint Annuitant: If permitted, the second Annuitant on whose life annuity payments are based for a single premium immediate annuity issued pursuant to the Annuitization Option.

Maximum Fee Percentage: The maximum annualized Current Fee Percentage for each Fee Category. The Maximum Fee Percentage is 2.50%.

Model Customization Tolerance: Our tolerance for customizations to the Covered Model that you select for investment.

Model Provider: A service provider that provides asset allocation models to your Financial Intermediary that may be used in the management of your Account.

Model Strategist: A registered investment adviser that designs a Covered Model.

Non-Qualified Account: An Account that is independent of any formal retirement or pension plan that is qualified for special tax treatment under the Code.

Qualified Account: An Account maintained pursuant to Section 408 or 408A of the Code, i.e. an IRA or Roth IRA. The Contract will not be sold to any other part of an individual retirement plan, pension plan, or employer-sponsored retirement program.

Required Minimum Distribution or RMD: With respect to a Qualified Account, the minimum amount, calculated pursuant to Section 401(a)(9)(A) of the Code and the regulations thereunder, that must be distributed annually to a beneficial owner of a Qualified Account (other than a Roth IRA), beginning within the time period prescribed under Section 401(a)(9)(C) of the Code and the regulations thereunder.

SEC: The U.S. Securities and Exchange Commission.

Service Office: [       ]

Spouse: The Contract Owner’s spouse, as recognized under the Code and federal law.

Subsequent Contribution: Any deposit of additional amounts into an Account after the Contract Date. Subsequent Contributions are subject to the limitations and our reservations of rights described in this prospectus.

Withdrawal (withdrawal), withdraw: Any withdrawal or transfer of Covered Assets from the Account.

Valuation Date: Any day the New York Stock Exchange is open for regular trading. A Valuation Date closes at the same time as the New York Stock Exchange (generally 4:00 p.m. Eastern Time).

You (you), your: The Contract Owner or a potential purchaser of the Contract, as the context requires.

APPENDIX A — CONTRACT ILLUSTRATION AND ADDITIONAL EXAMPLES

CONTRACT ILLUSTRATION

Assume a contract was issued on 1/1/2017 with an initial premium of $100,000 and CDA coverage was purchased.   The age of the Contract Holder was 65 and a half at issue. Hypothetical values for withdrawals, Covered Asset Value, and benefits associated with the CDA are shown as of select dates to illustrate: Automatic Reset, Income Activation, the effect of Non Excess Withdrawals, Required Minimum Distributions, Minimum Contract Value, and the effect of Excess Withdrawals in both the Accumulation Phase and Income Activation Phase. The Coverage Percentage is assumed to be 4.00% throughout the illustration.  All values in ($).

	Beginning of Period							End of Period
Date	Covered Asset Value (1)	Coverage Base	Coverage Amount	Covered Asset Value Growth	Withdrawals	Subsequent Contributions	RMD	Covered Asset Value	Coverage Base	Coverage Amount
1/1/2017	$100,000	100,000	0 (2)	0	0	0	0	$100,000	100,000	0
6/1/2017	100,000	100,000	0	5,000	0	0	0	105,000	100,000(3)	0
1/1/2018	105,000	100,000	0	105,000	0	0	0	110,000	110,000 (4)	0
1/2/2018	110,000	110,000	0	-2,000	0	0	0	108,000	110,000	0
1/3/2018	108,000	110,000	0	1,000	5,000 (5)	0	0	104,000	104,907 (5)	0
6/1/2018	104,000	104,907	0	1,000	0	0	0	105,000	104,907	0
1/1/2019	105,000	104,907	0	0	0	0	0	105,000	105,000	0
2/1/2019	105,000	105,000	4,200 (6)	0	1,000 (6)	0	0	104,000	105,000 (6)	3,200 (6)
3/1/2020	104,000	105,000	4,200	0	0	10,000 (7)	0	114,000 (7)	115,000 (7)	4,600 (7)
5/31/2020	114,000	115,000	4,600	0	0	0	0	114,000	115,000	4,600
6/1/2020	114,000	115,000	4,600	1,000	10,000 (8)	0	0	105,000 (8)	109,324 (8)	0 (8)
1/1/2022	105,000	109,324 (9)	4,373	0	7,500 (9)	0	7,500 (9)	97,500	109,324 (9)	0
……..	……..	……..	……..	……..	……..	……..	……..	……..	……..	……..
3/1/2030	2,000 (10)	109,324	4373 (10)	0	0	0	0	0	0	4,373 (10)

(1) Contract Initiation: initial Coverage Base is set equal to the initial Covered Asset Value

For illustration purposes only, net of illustrated Withdrawals. Does not indicate actual Covered Asset Value Performance. Excludes deduction of any applicable charges.

(2) Coverage Amount: is 0 until Income Activation Date

(3) There is no Automatic Reset due to investment performance during the year to the Coverage Base

(4) Automatic Reset: Increase in Covered Asset Value results in an Automatic Reset on Contract Anniversary

(5) Withdrawals during Accumulation Phase: will be treated as an Excess Withdrawal and reduce the Coverage Base as follows: 110,000 * (103,000  / 108,000 ) = 104,907

(6) Income Activation Date: Once income is activated the Coverage Amount and Coverage Base locks in and withdrawals up to the Coverage Amount are not considered excess withdrawals

(7) Subsequent Contributions: Result in an increase to the Covered Asset Value and the Coverage Base on a dollar for dollar basis. The Coverage Amount is then recalculated off of the new Coverage Base.

(8) Excess Withdrawal During the Income Activation Phase: Only the amount of withdrawal in excess of the remaining Coverage Amount will be considered Excess. The Reduction to the Coverage Base is calculated as follows: 115,000 * (104,000 / ( 114,000 - 4600 ) ) = $109,324

The Coverage Amount will then be recalculated off of the reduced Coverage Base

(9) Required Minimum Distributions: Any Withdrawals taken as part of a Required Minimum Distribution will not be treated as an Excess Withdrawal even if the value exceeds the Coverage Amount

(10) Insured Event: Once the Covered Asset Value drops below 2,500, the contract will trigger the Insured Event and automatically move the Contract to the Benefit Phase.

The Coverage Amount at the time of the Insured Event will be paid to the Contract Holder for their life

ADDITIONAL EXAMPLES

Coverage Base Cap

Assume a contract was issued on 1/1/2017 with an initial premium of $4,900,000 and CDA coverage was purchased.  The age of the Contract Holder was 65 at issue. Hypothetical values for withdrawals, Covered Asset Value, and benefits associated with the CDA are shown as of select dates to illustrate: Automatic Reset when the Covered Asset Value is greater than the Coverage Base Cap at contract anniversary.  All values in ($).

Date	Withdrawals	Subsequent Contributions	RMD	Covered Asset Value (1)	Coverage Base	Coverage Amount
1/1/2017	0	0	0	4,900,000 (1)	4,900,000 (1)	0 (2)
6/1/2017	0	0	0	5,050,000	4,900,000 (3)	0
1/1/2018	0	0	0	5,100,000	5,000,000 (4)	0

(1) Contract Initiation: initial Coverage Base is set equal to the initial Covered Asset Value

For illustration purposes only, net of illustrated Withdrawals. Does not indicate actual Covered Asset Value Performance. Excludes deduction of any applicable charges.

(2) Coverage Amount: is 0 until Income Activation Date

(3) There is no Automatic Reset due to investment performance during the year to the Coverage Base

(4) Automatic Reset: Increase in Covered Asset Value results in an Automatic Reset on Contract Anniversary to the lesser of Covered Asset Value or the Coverage Base Cap

Contract Fee (General)

Assume that you select a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you do not change your investment selection during the Calendar Quarter, that your Covered Asset Value remains at $100,000 for the duration of the Calendar Quarter, that there are 90 Calendar Dates during the Calendar Quarter, that Valuation Date 90 is your Calendar Quarterversary, and that there are 365 Calendar Days in the Contract Year. Your Contract Fees will be calculated as follows:

Day	Covered Asset Value	Annual Contract Charge (%)	Daily Contract Charge ($)
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$100,000.00	1.50%	$4.11
88	$100,000.00	1.50%	$4.11
89	$100,000.00	1.50%	$4.11
90	$100,000.00	1.50%	$4.11
Total Due on Calendar Date 91			$369.90

Contract Fee (Termination)

Assume your Contract is terminated (for a reason other than death) with three Calendar Days until the next Calendar Quarterversary. Further, assume you selected a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you did not change your investment selection during the Calendar Quarter, and that your Covered Asset Value remained at $100,000 for the duration of the Calendar Quarter until your Contract terminated. Also assume that there are 90 Calendar Dates during the Calendar Quarter and that there are 365 Calendar Dates in the Contract Year. Your Contract Fees will be calculated as follows:

Day	Covered Asset Value	Annual Contract Charge (%)	Daily Contract Charge ($)
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$100,000.00	1.50%	$4.11
88	$0.00		$0.00
89	$0.00		$0.00
90	$0.00		$0.00
Total Due on Calendar Date 88			$357.57

Contract Fee (Reinstatement)

Assume your Contract is terminated for non-compliance with the Investment Restrictions with four Calendar Days until the next Calendar Quarterversary and that you reinstate the Contract three days later on your Calendar Quarterversary. Further, assume you selected a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you did not change your investment selection during the Calendar Quarter, and that your Covered Asset Value remained at $100,000 for the duration of the Calendar Quarter. Further, assume that there are 90 Calendar Dates during the Calendar Quarter, that Calendar Date 90 is your Calendar Quarterversary, and that there are 365 Calendar Dates in the Contract Year. Your Contract Fees will be calculated as follows:

Day	Covered Asset Value	Annual Contract Charge (%)	Daily Contract Charge ($)
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$0.00		$0.00
88	$0.00		$0.00
89	$0.00		$0.00
90	$100,000.00	1.50%	$4.11
Total Due on Calendar Date 91			$357.57

APPENDIX B – COMMONWEALTH ANNUITY’S BUSINESS AND FINANCIAL STATEMENTS

ABOUT COMMONWEALTH ANNUITY

Overview

The Company is a life insurance company organized under the laws of Delaware in July 1974. Effective December 31, 2002, the Company became a Massachusetts domiciled insurance company. “). Effective September 1, 2006, the Company changed its name from Allmerica Financial Life Insurance and Annuity Company to Commonwealth Annuity and Life Insurance Company. The Company is a direct subsidiary of Global Atlantic (Fin) Company, a Delaware corporation, and an indirect wholly-owned subsidiary of Global Atlantic Financial Group Limited, a Bermuda exempted company.

The Company is subject to the laws of the state of Massachusetts governing insurance companies and to regulation by the Commissioner of Insurance of Massachusetts. In addition, Commonwealth Annuity is subject to the insurance laws and regulations of other states and jurisdictions in which it is licensed to operate.

Provided below is a chart that shows the relationships among Commonwealth Annuity, Global Atlantic (Fin) Company, Global Atlantic Financial Group Limited, and other affiliates of Commonwealth Annuity.

[To be added by pre-effective amendment]

No company other than Commonwealth Annuity has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Commonwealth Annuity for its claims-paying ability.

Our General Account

Our general account holds all our assets other than assets in our insulated separate accounts. We own our general account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our general account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Your Contributions under the Contract are not held in our general account or any insulated separate account. They are held in your Account. The value of the assets in your Account is in no way tied to the assets in our general account or any insulated separate account.

Reliance on Rule 12h-7

At this time, we are relying on an exemption from the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as provided by Rule 12h-7 under the Securities Exchange Act, to avoid any such periodic reporting obligation. We reserve the right to stop relying on this exemption at any time.

Legal Proceedings

Commonwealth Annuity and its subsidiaries are involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of our business. Litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters, and actions challenging certain business practices. Also, from time to time, state and federal regulators or other officials may conduct formal and informal examinations of us or undertake other actions dealing with various aspects of the financial services and insurance industries.

It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Commonwealth Annuity does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Code of Business Conduct and Ethics

The board of directors of Global Atlantic Financial Group Limited has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of Global Atlantic Financial Group Limited and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

COMMONWEALTH ANNUITY’S BUSINESS AND PROPERTY

Note: In this section, “Commonwealth Annuity” means Commonwealth Annuity and its subsidiaries.

Retirement Segment

[To be added by pre-effective amendment]

Life Insurance Segment

[To be added by pre-effective amendment]

Investment Management

[To be added by pre-effective amendment]

Regulation

Commonwealth Annuity and its insurance company subsidiaries are subject to regulation in the jurisdictions where they are domiciled and do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates; solvency standards; licensing of insurers, agents and brokers; trade practices; forms of policies; maintenance of specified reserves and capital for the protection of contract owners and policyholders; deposits of securities for the benefit of contract owners and policyholders; investment activities; and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, insurance regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. The regulations applicable to Commonwealth Annuity and its insurance company subsidiaries permit the payment of any dividend or distribution which, together with any other dividend or distribution paid during the preceding twelve months, do not exceed the greater of (1) 10% of the insurer’s surplus as regards policyholders as of the immediately preceding year end or (2) the net gain from operations of the insurer for the preceding twelvemonth period ending as of the immediately preceding year end.

All 50 states and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies and certificates issued under group insurance policies, issued by impaired or insolvent life insurance companies. Annual guaranty assessments for Commonwealth Annuity during each of the years ended December 31, 2017, 2016 and 2015 have not been material. We cannot predict the amount and timing of future assessments and therefore the liabilities we have currently established for these potential assessments may not be adequate and an assessment may materially impact our financial condition.

[Additional information to be added by pre-effective amendment]

Properties

[To be added by pre-effective amendment]

Risk Factors Related to Commonwealth Annuity’s Business

[To be added by pre-effective amendment]

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of Commonwealth Annuity are as follows. Age and position(s) are provided as of December 31, 2017.

Name	Age	Position(s) with Commonwealth Annuity	Served in Position(s) Since
Nicholas H. von Moltke	[ ]	Director, President and Chief Executive Officer	[ ]
Robert Arena	[ ]	Director, Executive Vice President, and Chairman of the Board	[ ]
John J. Fowler	[ ]	Senior Vice President and Chief Financial Officer	[ ]
David Jacoby	[ ]	Senior Vice President and Chief Accounting Officer	[ ]
Hanben Kim Lee	[ ]	Director and Executive Vice President	[ ]
Gilles M. Dellaert	[ ]	Director and Chief Investment Officer	[ ]
Peter Cai	[ ]	Director and Chief Risk Officer	[ ]
David Wilken	[ ]	Director	[ ]
Eric Todd	[ ]	Director	[ ]

[Biographies to be added by pre-effective amendment]

EXECUTIVE COMPENSATION

[To be added by pre-effective amendment]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[To be added by pre-effective amendment]

TRANSACTIONS WITH RELATED PERSIONS

[To be added by pre-effective amendment]

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

•                  Actual or perceived changes in general economic, market, and political conditions;

•                  The performance of the securities markets;

•                  Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

•                  Availability of reinsurance and the ability of reinsurers to pay their obligations;

•                  Our ability to comply with contractual requirements contained in our contractual agreements;

•                  Changes in regulatory capital requirements;

•                  Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

•                  Competitive pressures and changes in consumer preferences;

•                  The effectiveness of our risk management and our internal controls;

•                  Changes in the legal environment affecting us or our customers;

•                  Changes with regard to the regulation or taxation of retirement and life insurance products;

•                  Adverse changes in tax laws or the interpretations of such laws;

•                  Uncertainty with respect to U.S. federal tax reform;

•                  Changes in accounting standards, policies, or practices applicable to us;

•                  Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

•                  Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•                  Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

•                  Our dependence on data from our reinsurance partners and third-party administrators;

•                  Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

•                  Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

•                  Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Selected Financial Data

[To be added by pre-effective amendment]

MANAGEMENT’S DISCUSSION AND ANALYSIS (“MD&A”)

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[To be added by pre-effective amendment]

FINANCIAL STATEMENTS

[To be added by pre-effective amendment]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees: $[ * ]

Printing and engraving: $[ * ]

Accounting fees and expenses: $[ * ]

Legal fees and expenses: $[ * ]

Miscellaneous: $[ * ]

Total expenses: $[ * ]

*   To be filed by pre-effective amendment.

Item 14.  Indemnification of Directors and Officers

Massachusetts Business Corporation Act

Section 8.59. Exclusivity of Subdivision

The indemnification and advancement of expenses provided by, or granted pursuant to, this subdivision shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Restated Articles of Incorporation of Commonwealth Annuity and Life Insurance Company (formerly Allmerica Financial Life Insurance and Annuity Company)

6.9 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Bylaws of Commonwealth Annuity and Life Insurance Company (formerly Allmerica Financial Life Insurance and Annuity Company)

Article VI of the Bylaws of Commonwealth Annuity and Life Insurance Company (the Depositor) states: The Corporation shall indemnify to the full extent permitted by applicable law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if such person if finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or other enterprise. The Corporation shall accept such undertaking without reference to the financial ability of such person to make repayment. Notwithstanding the foregoing, no indemnification shall be provided for any person with respect to any matter as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that the action was in best interests of the Corporation or other enterprise. No matter disposed of by settlement, compromise, the entry of a consent decree or the entry of any plea in a criminal proceeding, shall of itself be deemed an adjudication of not having acted in good faith in the reasonable belief that the action was in the best interest of the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16.  Exhibits and Financial Statement Schedules

(a)         Exhibits

1.1	Form of Underwriting Agreement *
1.2	Form of Amendment to Broker-Dealer Selling Agreement *
3.1

Restated Articles of Organization of Allmerica Financial Life Insurance and Annuity Company (incorporated by reference to Exhibit 6 of the initial registration statement on Form N-4 filed by Commonwealth Annuity Separate Account A on March 2, 2007 (File Nos. 333-141019; 811-22024))

3.2	Amended and Restated Bylaws of Commonwealth Annuity and Life Insurance Company (filed herewith)
4.1	Form of contingent deferred annuity contract *
5	Legal opinion of Sarah M. Patterson, Senior Vice President, Associate General Counsel and Assistant Secretary for Commonwealth Annuity and Life Insurance Company *
21	Subsidiaries of Commonwealth Annuity and Life Insurance Company *
22	Not applicable
23.1	Consent of Eversheds Sutherland (US) LLP *
23.2	Consent of [ ], the independent registered public accounting firm for Commonwealth Annuity *
24.1	Powers of Attorney for John J. Fowler (filed herewith)
24.2	Powers of Attorney for Robert Arena (filed herewith)
24.3	Powers of Attorney for David Jacoby (filed herewith)
24.4	Powers of Attorney for Nicholas H. von Moltke (filed herewith)
24.5	Powers of Attorney for Hanben Kim Lee (filed herewith)
24.6	Powers of Attorney for Gilles M. Dellaert (filed herewith)
24.7	Powers of Attorney for Peter Cai (filed herewith)
24.8	Powers of Attorney for Eric Todd (filed herewith)
24.9	Powers of Attorney for David Wilken (filed herewith)
101.INS	XBRL Instance Document - Attached hereto*
101.SCH	XBRL Taxonomy Extension Schema - Attached hereto*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
101.DEF	XBRL Taxonomy Extension Definition Linkbase*
101.LAB	XBRL Taxonomy Extension Label Linkbase*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase*
101.INS	XBRL Instance Document*

*   To be filed by post-effective amendment.

(b)         Financial Statement Schedules

Financial statements to be added by pre-effective amendments

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit 3.2	Amended and Restated Bylaws of Commonwealth Annuity and Life Insurance Company

Exhibit 24.1	Powers of Attorney for John Fowler

Exhibit 24.2	Powers of Attorney for Robert Arena

Exhibit 24.3	Powers of Attorney for David Jacoby

Exhibit 24.4	Powers of Attorney for Nicholas H. von Moltke

Exhibit 24.5	Powers of Attorney for Hanben Kim Lee

Exhibit 24.6	Powers of Attorney for Gilles M. Dellaert

Exhibit 24.7	Powers of Attorney for Peter Cai

Exhibit 24.8	Powers of Attorney for Eric Todd

Exhibit 24.9	Powers of Attorney for David Wilken

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brighton, Commonwealth of Massachusetts, on the 26th day of January, 2018.

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:	/s/ Sarah M. Patterson
Name:	Sarah M. Patterson
Title:	Senior Vice President, Associate General Counsel, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Senior Vice President and Chief Financial Officer	January 26, 2018
John J. Fowler

*	Director, Executive Vice President and Chairman of the Board	January 26, 2018
Robert Arena

*	Senior Vice President and Chief Accounting Officer	January 26, 2018
David Jacoby

*	Director, President and Chief Executive Officer	January 26, 2018
Nicholas H. von Moltke

*	Director and Executive Vice President	January 26, 2018
Hanben Kim Lee

*	Director and Chief Investment Officer	January 26, 2018
Gilles M. Dellaert

*	Director and Chief Risk Officer	January 26, 2018
Peter Cai

*	Director	January 26, 2018
Eric Todd

*	Director	January 26, 2018
David Wilken

*Sarah M. Patterson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named Directors and Officers of the Registrant pursuant to the Powers of Attorney duly executed by such persons and filed herewith.

/s/ Sarah M. Patterson
Sarah M. Patterson, Attorney-in-Fact